UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant   ☒                     Filed by a Party other than
the
Registrant   ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Offerpad Solutions Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Offerpad

2023

ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

Offerpad Solutions Inc. 2023 Proxy Statement	LET

April [    ], 2023

To Fellow Stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Offerpad Solutions Inc. at 8:00 a.m. Pacific Time, on Thursday, June 8, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 6 of the proxy statement for more information about how to attend the meeting online.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Brian Bair

Chief Executive Officer and Chairman of the Board

Offerpad Solutions Inc. 2023 Proxy Statement	TOC

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1

Proxy Statement Summary	2

PROXY STATEMENT	3

Proposals	4

Recommendations of the Board	4

Information About This Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	6

PROPOSALS TO BE VOTED ON	11

Proposal 1: Election of Directors	11

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	16

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers (“Say-on-Pay Frequency Vote”)	17

Proposal 4: Reverse Stock Split Amendment	18

Proposal 5: Approval of the three separate Charter Amendments.	28

Proposal 5(a): Eliminate the authorization of and references to Class B Common Stock and Class C Common Stock and make related technical, non-substantive and conforming changes.	29

Proposal 5(b): Revise the definition of the “Sunset Date” to mean the first date on which the Specified Holders cease to own, in the aggregate, 17.5% of the outstanding shares of our Class A Common Stock.	31

Proposal 5(c): Provide that, prior to the Sunset Date, vacancies on the Board may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, in addition to the stockholders.	33

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	35

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	36

EXECUTIVE OFFICERS	37

Offerpad Solutions Inc. 2023 Proxy Statement	1

OFFERPAD SOLUTIONS INC.

2150 E. Germann Road, Suite 1

Chandler, Arizona 85286

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD THURSDAY, JUNE 8, 2023

The Annual Meeting of Stockholders (the “Annual Meeting”) of Offerpad Solutions Inc., a Delaware corporation (the “Company”), will be held at 8:00 a.m. Pacific Time on Thursday, June 8, 2023.

Annual Meeting will be held at 8:00 a.m. Pacific Time on Thursday, June 8, 2023	The Annual Meeting will be a completely virtual meeting, conducted via live webcast.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OPAD2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

●

To elect Katie Curnutte and Alexander M. Klabin as Class II directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

●	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

●	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

●

To approve amendments to our Third Restated Certificate of Incorporation (“Certificate of Incorporation”) to effect a reverse stock split of our Class A Common Stock and Class B Common Stock at a ratio ranging from any whole number between 1-for-10 and 1-for-60, as determined by our Board of Directors in its discretion, subject to the Board’s authority to abandon such amendments (collectively, the “Reverse Stock Split Amendment”);

●

To approve amendments to our Certificate of Incorporation (collectively, the “Charter Amendments”) to (a) eliminate the authorization of and references to Class B Common Stock and Class C Common Stock and make related technical, non-substantive and conforming changes; (b) revise the definition of the “Sunset Date” in the Certificate of Incorporation to mean the first date on which LL Capital Partners I, L.P. and Roberto Sella (and their respective affiliates) cease to own, in the aggregate, 17.5% of the outstanding shares of our Class A Common Stock; and (c) provide that, prior to the Sunset Date, vacancies on the Board may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, in addition to the stockholders; and

●	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock as of the close of business on April 13, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting during ordinary business hours at the Company’s principal executive offices. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Benjamin A. Aronovitch

Chief Legal Officer and Secretary

Chandler, Arizona

April [    ], 2023

2	Offerpad Solutions Inc. 2023 Proxy Statement	Proxy Statement Summary

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the Proxy Statement before voting.

Annual Meeting of Stockholders

Date:	Thursday, June 8, 2023
Time:	8:00 a.m. Pacific Time
Virtual Meeting:	This year’s meeting is a virtual stockholders meeting at www.virtualshareholdermeeting.com/OPAD2023.
Record Date:	April 13, 2023
Voting:	Stockholders as of the record date are entitled to vote. Each outstanding share of Class A Common Stock is entitled to one vote and each outstanding share of Class B Common Stock is entitled to 10 votes on all matters presented at the Annual Meeting.

Proposals and Voting Recommendations

	Board Recommendation	Page

Election of the Class II director nominees named herein	FOR	11

Ratification of the appointment of our independent registered accounting firm for fiscal year ending 2023	FOR	16

Advisory vote on the compensation of our named executive officers	FOR	17

Reverse Stock Split Amendment	FOR	18

Charter Amendments	FOR	28

Voting Methods

YOU CAN VOTE IN ONE OF FOUR WAYS:

Visit www.proxyvote.com to vote VIA THE INTERNET

Call 1-800-690-6903 to vote BY TELEPHONE

If you received printed proxy materials, sign, date and return your proxy card or voting instruction form, as applicable, in the prepaid enclosed envelope to vote BY MAIL

You may also vote ONLINE during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/OPAD2023 and following the instructions. If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

To reduce our administrative and postage costs and the environmental impact of the Annual Meeting, we encourage stockholders to vote prior to the meeting via the Internet or by telephone, both of which are available 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 7, 2023. Stockholders may revoke their proxies at the times and in the manner described on pages 7-8 of this Proxy Statement.

You will need to have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, your proxy card or the instructions that accompanied your proxy materials to join the Annual Meeting and to vote during the Annual Meeting.

Proxy Statement Summary	Offerpad Solutions Inc. 2023 Proxy Statement	3

OFFERPAD SOLUTIONS INC.

2150 E. Germann Road, Suite 1

Chandler, Arizona 85286

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Offerpad Solutions Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 8, 2023 (the “Annual Meeting”), at 8:00 a.m., Pacific Time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OPAD2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and our Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and together with our Class A Common Stock, the “Common Stock”), as of the close of business on April 13, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 384,587,295 shares of Class A Common Stock and 14,816,236 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to 10 votes on any matter presented to stockholders at the Annual Meeting. The holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters presented to stockholders at the Annual Meeting. In addition, the holders of Class A Common Stock will vote separately and the holders of Class B Common Stock will vote separately on Proposals 5(a) and 5(b).

This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2022 (the “2022 Annual Report”) will be released on or about April [ ], 2023 to our stockholders as of the Record Date.

Background

On September 1, 2021 (the “Closing Date”), Offerpad Solutions Inc. was formed through a business combination (the “Business Combination”) with Supernova Partners Acquisition Company, Inc. (“Supernova”). On the Closing Date, and in connection with the closing (the “Closing”) of the Business Combination, Supernova changed its name to Offerpad Solutions Inc.

In this proxy statement, “Offerpad”, “Company”, “we”, “us”, and “our” refer to Offerpad Solutions Inc. and its consolidated subsidiaries following the consummation of the Business Combination and to OfferPad, Inc. (“Old OfferPad”) and its consolidated subsidiaries prior to the Business Combination.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 8, 2023

This Proxy Statement and our 2022 Annual Report to Stockholders are available at http://www.proxyvote.com

4	Offerpad Solutions Inc. 2023 Proxy Statement	Proxy Statement Summary

Proposals

At the Annual Meeting, our stockholders will be asked:

●

To elect Katie Curnutte and Alexander M. Klabin as Class II directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

●	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

●	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

●

To approve amendments to our Certificate of Incorporation to effect a reverse stock split of our Class A Common Stock and Class B Common Stock at a ratio ranging from any whole number between 1-for-10 and 1-for-60, in each case as determined by our Board of Directors in its discretion, subject to the Board’s authority to abandon such amendments (collectively, the “Reverse Stock Split Amendment”);

●

To approve amendments to our Certificate of Incorporation (collectively, the “Charter Amendments”) to (a) eliminate the authorization of and references to Class B Common Stock and Class C Common Stock and make related technical, non-substantive and conforming changes; (b) revise the definition of the “Sunset Date” in the Certificate of Incorporation to mean the first date on which LL Capital Partners I, L.P. and Roberto Sella (and their respective affiliates) (collectively, the “Specified Holders”) cease to own, in the aggregate, 17.5% of the outstanding shares of our Class A Common Stock; and (c) provide that, prior to the Sunset Date, vacancies on the Board may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, in addition to the stockholders; and

●	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board of Directors (the “Board” or “Board of Directors”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

●

FOR the election of Katie Curnutte and Alexander M. Klabin as Class II directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

●	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

●	FOR, on an advisory (non-binding basis) the compensation of our named executive officers;

●	FOR the Reverse Stock Split Amendment; and

●	FOR the Charter Amendments.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Proxy Statement Summary	Offerpad Solutions Inc. 2023 Proxy Statement	5

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because Offerpad’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Offerpad is making this proxy statement and its 2022 Annual Report available to its stockholders electronically via the Internet. On or about April [    ], 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2022 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

6	Offerpad Solutions Inc. 2023 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 13, 2023. You are entitled to vote at the Annual Meeting only if you were a holder of record of Class A Common Stock or Class B Common Stock at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Class A Common Stock is entitled to one vote and each outstanding share of Class B Common Stock is entitled to 10 votes on all matters presented at the Annual Meeting. The holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters presented to stockholders at the Annual Meeting. In addition, the holders of Class A Common Stock will vote separately and the holders of Class B Common Stock will vote separately on Proposals 5(a) and 5(b). At the close of business on the Record Date, there were 384,587,295 shares of Class A Common Stock and 14,816,236 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares online at the Annual Meeting, unless you obtain a legal proxy from your bank or brokerage firm.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

Offerpad has decided to hold the Annual Meeting entirely online this year. You may attend the Annual Meeting online only if you are an Offerpad stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/OPAD2023. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 8:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Bylaws to adjourn the meeting, without the vote of stockholders. In addition, in the absence of a quorum, if the Board of Directors so determines, the stockholders may adjourn the meeting by the

Questions And Answers About The 2023 Annual Meeting Of Stockholders	Offerpad Solutions Inc. 2023 Proxy Statement	7

affirmative vote of a majority of the voting power present in person, or by remote communication, if applicable, or represented by proxy of the outstanding shares of Common Stock entitled to vote thereon.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

Stockholders of Record. If you are a stockholder of record, you may vote:

by INTERNET	by TELEPHONE	by MAIL	ELECTRONICALLY at the MEETING

You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;	You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;	You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or	If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 7, 2023. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

●	by submitting a duly executed proxy bearing a later date;

●	by granting a subsequent proxy through the Internet or telephone;

●	by giving written notice of revocation to the Secretary of Offerpad prior to the Annual Meeting; or

●	by voting online at the Annual Meeting.

8	Offerpad Solutions Inc. 2023 Proxy Statement	Questions And Answers About The 2023 Annual Meeting Of Stockholders

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting by obtaining your 16-digit control number or otherwise voting through the bank or broker.

Who will count the votes?

A representative of the Company will act as inspector of election. A representative of Broadridge Financial Solutions, Inc. will tabulate the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 4 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/OPAD2023. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/OPAD2023.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

●	irrelevant to the business of the Company or to the business of the Annual Meeting;

●	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;

●	related to any pending, threatened or ongoing litigation;

●	related to personal grievances;

●	derogatory references to individuals or that are otherwise in bad taste;

Questions And Answers About The 2023 Annual Meeting Of Stockholders	Offerpad Solutions Inc. 2023 Proxy Statement	9

●	substantially repetitious of questions already made by another stockholder;

●	in excess of the two question limit;

●	in furtherance of the stockholder’s personal or business interests; or

●	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (or as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes

Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two (2) nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect.

Proposal 4: Approval of the Reverse Stock Split Amendment	The affirmative vote of the holders of a majority of the outstanding stock of the Company entitled to vote.	Abstentions will have the same effect as votes against Proposal 4. We do not expect any broker non-votes on this proposal.

Proposals 5(a) – 5(c): Approval of the Charter Amendments

The affirmative vote of the holders of at least two-thirds (66 2/3%) of the total voting power of all the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

For Proposals 5(a) and 5(b) only:

The affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a single class.

The affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a single class.

Abstentions and broker non-votes will have the same effect as votes against for each vote required for Proposals 5(a), 5(b) and 5(c).

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the cases of the other proposals before the Annual Meeting, represents a stockholder’s affirmative choice to decline to

10	Offerpad Solutions Inc. 2023 Proxy Statement	Questions And Answers About The 2023 Annual Meeting Of Stockholders

vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld will have no effect on the election of directors. Abstentions will have no effect on the ratification of the appointment of Deloitte & Touche LLP or the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. Abstentions will have the same effect as votes against the approval of the Reverse Stock Split Amendment and the Charter Amendments.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (a) has not received voting instructions from the beneficial owner and (b) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and the Reverse Stock Split Amendment, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers and the Charter Amendments. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON / Proposal 1: Election of Directors	Offerpad Solutions Inc. 2023 Proxy Statement	11

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

At the Annual Meeting, two (2) Class II directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2026 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

We currently have seven (7) directors on our Board. Our current Class II Directors are Katie Curnutte and Alexander M. Klabin. The Board has nominated each of the foregoing director candidates to serve as Class II directors until the 2026 Annual Meeting.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two (2) nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

In accordance with our Certificate of Incorporation and Bylaws, our Board is divided into three classes with staggered three year terms. At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. The current class structure is as follows: Class I, whose term will expire at the 2025 Annual Meeting of Stockholders; Class II, whose current term will expire at the Annual Meeting, and, if elected at the Annual Meeting, whose subsequent term will expire at the 2026 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2024 Annual Meeting of Stockholders. The current Class I Directors are Brian Bair, Roberto Sella and Kenneth DeGiorgio; the current Class II Directors are Alexander Klabin and Katie Curnutte; and the current Class III Directors are Sheryl Palmer and Ryan O’Hara.

Our Certificate of Incorporation and Bylaws provide that, subject to the rights of holders of any series of preferred stock, the authorized number of directors may be changed from time to time by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented thereby for the election as directors of the persons whose names and biographies appear below. In the event that any of Ms. Curnutte or Mr. Klabin should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.

Vote required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the two (2) nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.

12	Offerpad Solutions Inc. 2023 Proxy Statement	PROPOSALS TO BE VOTED ON / Proposal 1: Election of Directors

Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the election of each of the below director nominees.

Nominees For Class II Director (terms to expire at the 2026 Annual Meeting)

The current members of the Board of Directors who are also nominees for election to the Board of Directors are as follows:

Name	Age	Served as a Director Since	Position
Katie Curnutte	43	2021	Director

Alexander M. Klabin	47	2019*	Director

*Includes service on the board of directors of Supernova.

The principal occupations and business experience, for at least the past five years, of each director nominee for election at the Annual Meeting are as follows:

Age: 43 Director since: 2021 Committees: Audit Director Qualification Highlights: Communications Public Affairs Scaling Technology

Katie Curnutte

Director

Ms. Curnutte has served on our Board since September 2021. Ms. Curnutte is a founding partner at Kingston Marketing Group (“KMG”), a start-up focused, global marketing and communications firm founded in September 2019. At KMG, she runs communications strategy for notable companies. Before KMG, Ms. Curnutte was senior vice president of communications and public affairs at Zillow from July 2008 to August 2019. Ms. Curnutte also served on the board of directors of Supernova Partners Acquisition Co II, Ltd. from March 2021 until March 2022. Ms. Curnutte graduated from the University of Illinois Urbana-Champaign with a B.S. in Journalism.

Skills & Qualifications: We believe Ms. Curnutte is qualified to serve on our Board due to her experience in communications, public affairs and scaling technology companies.

PROPOSALS TO BE VOTED ON / Proposal 1: Election of Directors	Offerpad Solutions Inc. 2023 Proxy Statement	13

Age: 47 Director since: 2019 Committees: Audit Compensation Director Qualification Highlights: Investment and Corporate Finance

Alexander Klabin

Director

Mr. Klabin served as a member of Supernova’s board of directors from its inception until the closing of the Business Combination in September 2021, and on our Board since September 2021. Mr. Klabin is Chairman and CEO of Ancient, an investment holding company based in New York. He serves as executive chairman of Sotheby’s Financial Services, a leading art-based lender, and Chairman of Solairus Aviation, the largest private aircraft management company in the United States. Prior to forming Ancient in 2022, Mr. Klabin co-founded Senator Investment Group in 2008 and served as managing partner and co-chief investment officer. Mr. Klabin has served as a member of the board of directors of Supernova Partners Acquisition Co III, Ltd. since its inception in March 2021. Mr. Klabin also served as a member of the board of directors of Supernova Partners Acquisition Co II, Ltd. from March 2021 until March 2022. He is a member of the board of directors of several private companies. Additionally, Mr. Klabin serves as a Trustee of the New York Philharmonic, The Allen-Stevenson School and is a member of the Leadership Council of The Robin Hood Foundation. Mr. Klabin received a B.A. degree in English Literature from Princeton University.

Skills & Qualifications: We believe Mr. Klabin is well qualified to serve on our Board due to his significant investment and corporate finance experience.

Continuing members of the Board of Directors:

Class I Directors (terms to expire at the 2025 Annual Meeting)

The current members of the Board of Directors who are Class I Directors are as follows:

Name	Age	Served as a Director Since*	Position with Offerpad
Brian Bair	46	2015	Chief Executive Officer and Chairman of the Board
Roberto Sella	57	2019	Director
Kenneth DeGiorgio	51	2019	Lead Director and Chair of the Nominating and Corporate Governance Committee

*Includes service on the board of directors of Old Offerpad.

Age: 46 Director since: 2015 Committees: None Director Qualification Highlights: Real Estate Leadership

Brian Bair

Chief Executive Officer and Chairman of the Board

Mr. Bair has served as Offerpad’s Chief Executive Officer since he founded Offerpad in July 2015 with a mission to provide the best way to buy and sell a home, including as the Chief Executive Officer and Chairman of our Board since September 2021. Mr. Bair has had a strong influence in the real estate industry over the past 15 years, having pioneered several successful real estate service models that aim to give sellers and buyers more certainty and control. Prior to founding Offerpad, Mr. Bair served as the founder and president at Bair Group Real Estate from April 2008 to June 2015. Additionally, Mr. Bair co-founded Lexington Financial in March 2011, and served as its managing member from March 2011 to March 2012. He also co-founded Bridgeport Financial Services in May 2008, a company that specialized in acquiring distressed homes, and served as its managing member from May 2008 to May 2011. Mr. Bair has also consulted for national companies on how to acquire, renovate and sell homes. Mr. Bair has also previously served as an advisory member for the Freddie Mac Housing of Tomorrow Council.

Skills & Qualifications: We believe that Mr. Bair is qualified to serve as Chairman of our Board due to his extensive experience in the real estate industry and his history as Offerpad’s founder.

14	Offerpad Solutions Inc. 2023 Proxy Statement	PROPOSALS TO BE VOTED ON / Proposal 1: Election of Directors

Age: 57 Director since: 2019 Committees: None Director Qualification Highlights: Investment and Financial Expertise

Roberto Sella

Director

Mr. Sella served as a member of the board of directors of Old OfferPad from February 2019 until September 2021, and on our Board since September 2021. Mr. Sella is the founder of LL Funds, an alternative asset manager and private equity fund, and has served as LL Funds’ managing partner since inception in March 2009. Mr. Sella currently serves on the board of directors of several private companies. Mr. Sella received his B.A. in Economics and Mathematics from the University of Wisconsin and M.B.A. from The Wharton School, University of Pennsylvania.

Skills & Qualifications: We believe Mr. Sella is qualified to serve on our Board because of his extensive investment experience, financial expertise and knowledge of Offerpad’s business and operations.

Age: 52 Director since: 2019 Committees: Nominating and Corporate Governance (Chair) Compensation Director Qualification Highlights: Real Estate and Business Experience

Kenneth DeGiorgio

Lead Director and Chair of the Nominating and Corporate Governance Committee

Mr. DeGiorgio served as a member of the board of directors for Old OfferPad from February 2019 until September 2021 and on our Board since September 2021. Mr. DeGiorgio also serves as chief executive officer of First American Financial Corporation (“FAF”), a public company engaged in title insurance and settlement services, a position he has held since February 2022. Prior to his appointment as CEO, Mr. DeGiorgio served as FAF’s president from 2021 to 2022 and its executive vice president, overseeing FAF’s international division, trust company and various corporate functions from 2010 to 2021.

Skills & Qualifications: We believe Mr. DeGiorgio is qualified to serve on our Board due to his extensive real estate and business experience and knowledge of Offerpad’s business and operations.

Continuing members of the Board of Directors:

Class III Directors (terms to expire at the 2024 Annual Meeting)

The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Offerpad
Ryan O’Hara	54	2021	Director and Chair of the Compensation Committee
Sheryl Palmer	61	2021	Director and Chair of the Audit Committee

PROPOSALS TO BE VOTED ON / Proposal 1: Election of Directors	Offerpad Solutions Inc. 2023 Proxy Statement	15

Age: 54 Director since: 2021 Committees: Compensation (Chair) Nominating and Corporate Governance Director Qualification Highlights: Technology Sector Knowledge Public Company Board Experience

Ryan O’Hara

Director and Chair of the Compensation Committee

Mr. O’Hara has served on our Board since September 2021. Mr. O’Hara has served as Chief Executive Officer of Home Buyers Warranty Group, a leading home warranty company, since July 2022, and as an advisor to Apollo Global Management, a global alternative investment management firm, in the technology and media sectors since January 2020. From June 2019 to December 2019, Mr. O’Hara served as the chief executive officer of Shutterfly, Inc., a public image sharing company, where he also served as a member of the board of directors from June 2019 to October 2019. Prior to Shutterfly, from January 2015 to June 2019, Mr. O’Hara served as the chief executive officer of Move Inc., a real estate listing company, which operates real estate websites including Realtor.com. Mr. O’Hara has also served as a board member on the board of REA Group Limited from June 2017 to April 2019. Mr. O’Hara currently serves on two public company boards of directors: Thryv Holdings, Inc., a company specializing in small business management software, and TKB Critical Technologies 1, a special purpose acquisition company. Mr. O’Hara also currently serves on the advisory council for the Stanford University Center on Longevity. Mr. O’Hara holds a B.A. in Economics from Stanford University, an M.B.A. from Harvard Business School and the Director Certificate from Harvard Business School.

Skills & Qualifications: We believe Mr. O’Hara is qualified to serve on our Board because of his significant knowledge of the technology sector and his experience serving on the boards of directors of both public and private companies.

Age: 61 Director since: 2021 Committees: Audit (Chair) Nominating and Corporate Governance Director Qualification Highlights: Real Estate Experience Public Company Board Experience

Sheryl Palmer

Director and Chair of the Audit Committee

Ms. Palmer has served on our Board since September 2021. Ms. Palmer has served as the president, chief executive officer and a member of the board of directors of Taylor Morrison Home Corporation (“Taylor Morrison”), a public national homebuilder and developer, since August 2007. She has also served as Taylor Morrison’s chairman of the board of directors since May 2017. Ms. Palmer brings over 30 years of cross-functional building experience to her position, including leadership in land acquisition, sales and marketing, development and operations management. Ms. Palmer previously served as a member of the board of directors and the audit and compensation committees of Interface, Inc., a leading publicly traded global manufacturer of modular carpet, and as a member of the board of directors and executive committee of HomeAid America, a national non-profit that works with the local building industry to build and renovate multi-unit shelters for homeless families. She currently serves as chairman of the board of directors for Building Talent Foundation, and as a member of the executive committee of the Joint Center for Housing Studies at Harvard University.

Skills & Qualifications: We believe Ms. Palmer’s over 30 years of real estate industry experience and her role as a seasoned public company CEO and director make her a valuable member of our Board.

16	Offerpad Solutions Inc. 2023 Proxy Statement	Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

Deloitte & Touche LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2022. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2024. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023.

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers	Offerpad Solutions Inc. 2023 Proxy Statement	17

Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the section titled “Executive Compensation” in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Offerpad Solutions Inc. approve, on an advisory (non-binding) basis, the 2022 compensation of Offerpad Solutions Inc.’s named executive officers as described in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Offerpad Solutions Inc.’s Proxy Statement for the 2023 Annual Meeting of Stockholders”

This vote is merely advisory and will not be binding upon us, our Board or the Compensation Committee, nor will it create or imply any change in the duties of us, our Board, or the Compensation Committee. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter.

At our annual meeting of stockholders held in 2022, our stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. In light of the foregoing recommendation, our Board determined to hold a “say-on-pay” advisory vote every year. An annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our stockholders on this proposal. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our annual meeting of stockholders to be held in 2024.

Vote Required

This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

18	Offerpad Solutions Inc. 2023 Proxy Statement	Proposal 4: Approval of Amendments to our Certificate of Incorporation to Effect a Reverse Stock Split

Proposal 4: Approval of Amendments to our Certificate of Incorporation to Effect a Reverse Stock Split

General

Our Board has adopted and is recommending that our stockholders approve amendments to our Certificate of Incorporation to effect a reverse stock split of our Class A Common Stock and Class B Common Stock (collectively referred to herein as our “Class A/B Common Stock”) at a ratio ranging from any whole number between 1-for-10 and 1-for-60, with the exact ratio within such range to be determined by the Board in its discretion (the “Reverse Stock Split”), subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments. Pursuant to the law of the State of Delaware, our state of incorporation, the Board must adopt any amendment to our Certificate of Incorporation and submit the amendment to stockholders for their approval. The form of the proposed amendments to our Certificate of Incorporation, one of which would be filed with the Secretary of State of the State of Delaware, is attached to this proxy statement as Appendix A.

By approving this proposal, stockholders will approve alternative amendments to our Certificate of Incorporation pursuant to which a number of outstanding shares of our Class A/B Common Stock between ten (10) and sixty (60), inclusive, would be combined into one share of our Class A Common Stock or Class B Common Stock, as applicable. Upon receiving stockholder approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above (the “Final Ratio”) and to effect the Reverse Stock Split by filing a Certificate of Amendment with the Secretary of State of the State of Delaware, and all other amendments will be abandoned. The Board may also elect not to effect any Reverse Stock Split.

The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, the historical, then-existing and expected trading price of our Class A Common Stock, the anticipated impact of the Reverse Stock Split on the trading price of our Class A Common Stock and on the number of holders of our Class A Common Stock, and the continued listing requirements of the NYSE. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.

Because the Reverse Stock Split will decrease the number of outstanding shares of our Class A/B Common Stock by a ratio in the range of 1-for-10 to 1-for-60 but would not effect a decrease to the number of shares of Class A/B Common Stock that the Company will be authorized to issue, the proposed Reverse Stock Split amendments would result in a relative increase in the number of authorized and unissued shares of our Class A/B Common Stock. For more information on the relative increase in the number of authorized shares of our Class A/B Common Stock, see “—Principal Effects of the Reverse Stock Split- Relative Increase in Number of Authorized Shares of Class A/B Common Stock for Issuance” below.

Purpose and Background of the Reverse Stock Split

The Board approved the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split for the following reasons:

●

The Board believes that effecting the Reverse Stock Split could be an effective means of regaining compliance with the minimum share price requirements for continued listing of our Class A Common Stock on the NYSE;

●

The Board believes that continued listing on the NYSE provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of the NYSE. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards;

●

The Board believes that a higher stock price, which may be achieved through a reverse stock split, could help generate investor interest in the Company and help attract, retain, and motivate employees; and

Proposal 4: Approval of Amendments to our Certificate of Incorporation to Effect a Reverse Stock Split	Offerpad Solutions Inc. 2023 Proxy Statement	19

●

The Board believes that some potential employees are less likely to work for the Company if we have a low stock price or are no longer listed on the NYSE, regardless of size of our overall market capitalization.

NYSE Requirements for Continued Listing

Our Class A Common Stock is quoted on the NYSE under the symbol “OPAD.” One of the requirements for continued listing on the NYSE pursuant to Section 802.01C of the NYSE Listed Company is maintenance of an average closing price of our Class A Common Stock of $1.00 per share over a consecutive 30 trading-day period.

On November 15, 2022, the Company was notified by the NYSE that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the average closing price of our Class A Common Stock was less than $1.00 over a consecutive 30 trading-day period. The Company can regain compliance at any time within the six-month period following receipt of the NYSE notice if on the last trading day of any calendar month during the cure period the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. Section 802.01C also provides for an exception to the six-month cure period if the action required to cure the price condition requires stockholder approval, in which case, the action needs to be approved by no later than the Company’s next annual stockholder’s meeting. The price condition will be deemed cured if the Company’s share price promptly exceeds $1.00 per share, and the price remains above that level for at least the following 30 trading days. On November 16, 2022, we notified the NYSE that we intend to regain compliance with Section 802.01C through, among other options, a reverse stock split, for which we would seek stockholder approval no later than at the Annual Meeting.

Implications of Delisting; Rationale for Board’s Approval of Amendments to our Certificate of Incorporation

In the event that our Class A Common Stock were to be delisted from the NYSE, our Class A Common Stock would likely trade in the over-the-counter market. If our Class A Common Stock were to trade on the over-the-counter market, selling our Class A Common Stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our Class A Common Stock is delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our Class A Common Stock, further limiting the liquidity of our Class A Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Class A Common Stock.

In approving the proposed amendments to our Certificate of Incorporation, the Board considered that our Class A Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

The Board also believes that the Company’s employees and directors who are compensated in the form of our equity-based securities may be less incentivized and invested in the Company if we are no longer listed on NYSE. Accordingly, the Board believes that maintaining NYSE listing qualifications for our Class A Common Stock, can help attract, retain, and motivate employees and members of our Board.

A delisting from NYSE and continued or further decline in our stock price would also result in negative publicity, impair our ability to raise additional capital through equity or debt financing decrease securities analysts’ coverage of us and could diminish investor, customer and employee confidence in us.

In light of the factors mentioned above, our Board unanimously approved the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split as a potential means of increasing and maintaining the average price of our Class A Common Stock to above $1.00 per share in compliance with NYSE requirements.

20	Offerpad Solutions Inc. 2023 Proxy Statement	Proposal 4: Approval of Amendments to our Certificate of Incorporation to Effect a Reverse Stock Split

Board Discretion to Implement the Reverse Stock Split

The Board believes that stockholder approval of a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time that the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be a whole number in a range of 1-for-10 to 1-for-60. The Board can only authorize the filing of one Reverse Stock Split amendment and all other Reverse Stock Split amendments will be abandoned. The Board also has the authority to abandon all Reverse Stock Split amendments.

In determining the Final Ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board will consider a number of factors, including, without limitation:

●	our ability to maintain the listing of our Class A Common Stock on the NYSE;

●	the historical trading price and trading volume of our Class A Common Stock;

●	the number of shares of our Class A Common Stock outstanding immediately before and after the Reverse Stock Split;

●	the dilutive impact of any potential exercise of the Company’s outstanding warrants to purchase Class A Common Stock and the related impact on the trading price of our Class A Common Stock;

●

the then-prevailing trading price and trading volume of our Class A Common Stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Class A Common Stock;

●	the anticipated impact of a particular ratio on the number of holders of our Class A Common Stock; and

●	prevailing general market conditions.

We believe that granting the Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Final Ratio.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our Class A Common Stock. There is no assurance that:

●

The market price per share of our Class A Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our Class A Common Stock outstanding before the Reverse Stock Split;

●

The Reverse Stock Split will result in a per share price that will increase the level of investment in our Class A Common Stock by institutional investors or increase analyst and broker interest in our Company;

●	The Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

●

The market price per share will either exceed or remain in excess of the minimum share price requirements of the NYSE, or that we will otherwise meet the requirements of the NYSE for continued inclusion for trading on the NYSE.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price of our Class A Common Stock cannot be accurately predicted. In particular, we cannot assure you that the price for a share of our Class A Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Class A Common Stock outstanding immediately prior to the Reverse Stock Split. Furthermore, even if the market price of our Class A Common Stock does rise following the Reverse Stock Split, we cannot assure you that the market price of our Class A Common Stock immediately after the Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of our Class A Common Stock.

Proposal 4: Approval of Amendments to our Certificate of Incorporation to Effect a Reverse Stock Split	Offerpad Solutions Inc. 2023 Proxy Statement	21

While we aim that the Reverse Stock Split will be sufficient to maintain our listing on the NYSE, it is possible that, even if the Reverse Stock Split results in a share price for our Class A Common Stock that exceeds $1.00 per share, we may not be able to continue to satisfy NYSE’s additional criteria for continued listing of our Class A Common Stock on the NYSE.

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our Class A Common Stock does not increase as a result of the Reverse Stock Split.

IF THIS PROPOSAL IS NOT APPROVED, WE MAY BE UNABLE TO MAINTAIN THE LISTING OF OUR CLASS A COMMON STOCK ON THE NYSE, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND MARKETABILITY OF OUR CLASS A COMMON STOCK.

Principal Effects of the Reverse Stock Split

Issued and Outstanding Shares of Common Stock

If the Reverse Stock Split is approved and effected, each holder of our Class A/B Common Stock immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our Class A/B Common Stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Class A/B Common Stock and the Final Ratio will be the same for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share, as described below under “—Fractional Shares.” After the Reverse Stock Split, the shares of our Class A Common Stock and Class B Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Class A Common Stock and Class B Common Stock, respectively, now authorized (see Proposal 5 for a description of additional proposed amendments to our Certificate of Incorporation, including the elimination of our Class B Common Stock and Class C Common Stock which, if approved by stockholders at the Annual Meeting, would become effective subsequent to the effectiveness of the Reverse Stock Split). Class A Common Stock and Class B Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our Class A Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Relative Increase in Number of Authorized Shares of Class A/B Common Stock for Issuance

The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock, which will remain at 2,370,000,000, consisting of: (i) 2,000,000,000 shares of Class A Common Stock, (ii) 20,000,000 shares of Class B Common Stock, (iii) 250,000,000 shares of Class C common stock, par value $0.0001 per share (“Class C Common Stock”), and (iv) 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock,” and together with our Class A Common Stock, Class B Common Stock, and Class C Common Stock, our “Capital Stock”).

Although the number of authorized shares of our Capital Stock will not change as a result of the Reverse Stock Split, the number of shares of our Class A/B Common Stock issued and outstanding will be reduced in proportion to the Final Ratio. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Class A/B Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

If the proposed Reverse Stock Split amendments are approved, all or any of the authorized and unissued shares of our Class A Common Stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of our Class A Common

22	Offerpad Solutions Inc. 2023 Proxy Statement	Proposal 4: Approval of Amendments to our Certificate of Incorporation to Effect a Reverse Stock Split

Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Class A Common Stock, including the right to cast one vote per share. The Company regularly considers its capital requirements and may need to conduct equity offerings of Class A Common Stock in the future. The relative increase in the number of shares of Class A Common Stock would enable the Company to retain flexibility to address capital requirements, including the ability to conduct equity offerings of Class A Common Stock.

Under our Certificate of Incorporation, additional shares of Class B Common Stock may not be issued unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock voting as a separate class and only for a limited period of time. The Reverse Stock Split will have no effect on the number of authorized shares of Class C Common Stock or Preferred Stock or the par value of Class C Common Stock or Preferred Stock, and we currently do not have any outstanding shares of Class C Common Stock or Preferred Stock.

As described in Proposal 5, we are seeking stockholder approval of amendments to our Certificate of Incorporation that would eliminate authorization of and references to our Class B Common Stock and Class C Common Stock. If approved by stockholders at the Annual Meeting, these amendments would become effective subsequent to the effectiveness of the Reverse Stock Split.

Effect on Outstanding Equity Incentive Plans

The Company maintains the Offerpad Solutions Inc. Amended and Restated 2016 Stock Option and Grant Plan, the Offerpad Solutions Inc. 2021 Incentive Award Plan and the Offerpad Solutions Inc. 2021 Employee Stock Purchase Plan (collectively, the “Plans”), which are designed primarily to provide stock-based incentives to individual service providers of the Company. Accordingly, if the Reverse Stock Split is approved by our stockholders and our Board decides to implement the Reverse Stock Split, as of the Effective Time, (i) the number of shares of Class A Common Stock issuable upon exercise or vesting of such awards under the Plans would be proportionally reduced based on the Final Ratio selected by our Board and (ii) and any per share exercise price and/or any stock price goals applicable to such awards would be proportionally increased based on the Final Ratio selected by our Board, subject to the terms of the applicable Plan and the award agreement. In addition, the number of shares available for future issuance and any share-based award limits under the any of the Plans will be proportionately reduced based on the Final Ratio selected by our Board.

Effect on Warrants

The Company has issued to third party investors warrants to purchase shares of our Class A Common Stock. As of April 13, 2023, there were 21,783,284 outstanding warrants (the “Public Warrants”) to purchase shares of our Class A Common Stock, which became exercisable on October 23, 2021. Each whole Public Warrant entitles the holder thereof to purchase one share of our Class A Common Stock at $11.50 per share. In addition, on January 31, 2023, the Company issued 160,742,959 pre-funded warrants (the “Pre-funded Warrants,” and together with the Public Warrants, the “Warrants”) to certain investors, with an initial exercise price of $0.0001 per Pre-funded Warrant, to purchase shares of our Class A Common Stock, which became exercisable on March 22, 2023. The exercise price for the Pre-funded Warrants can be paid in cash or on a cashless basis. As of April 13, 2023, there were 8,930,166 Pre-funded Warrants outstanding.

If the Reverse Stock Split is approved and effected, under the terms of the applicable Warrant agreement, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be proportionately decreased, the Warrant purchase price will be equitably adjusted (to the nearest cent) with respect to the Public Warrants, and the exercise price with respect to the Pre-funded Warrants will be proportionately increased, in each case, based on the Final Ratio selected by our Board. The terms of our outstanding Warrants do not permit issuance of fractional shares upon exercise of such Warrants. Instead, the number of shares issuable shall be rounded down upon exercise of the Public Warrants and shall be rounded up upon exercise of the Pre-funded Warrants.

Proposal 4: Approval of Amendments to our Certificate of Incorporation to Effect a Reverse Stock Split	Offerpad Solutions Inc. 2023 Proxy Statement	23

Impact of Reverse Stock Split on Capital Structure

The chart below outlines the capital structure as described in this proposal and prior to and immediately following a possible Reverse Stock Split if the Reverse Stock Split is effected at a ratio of 1-for-10, 1-for-20, 1-for-40, or 1-for-60 based on share information as of the close of business on April 13, 2023. The below does not give effect to any other changes, including any issuance of securities, after April 13, 2023 or to the effect of the proposed amendments to our Certificate of Incorporation discussed in Proposal 5.

	Pre-Split		1-for-10		1-for-20		1-for-40		1-for-60
	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Authorized	2,000,000,000	20,000,000	2,000,000,000	20,000,000	2,000,000,000	20,000,000	2,000,000,000	20,000,000	2,000,000,000	20,000,000
Issued and Outstanding	384,587,295	14,816,236	38,458,691	1,481,623	19,229,324	740,811	9,614,644	370,405	6,409,751	246,936
Issuable Upon Exercise of Outstanding Warrants	30,713,450	–	3,071,343	–	1,535,671	–	767,834	–	511,889	–
Issuable under Outstanding Awards(1)	22,646,321	–	2,264,007	–	1,131,543	–	565,227	–	376,477	–
Reserved for Issuance under the Plans(2)	24,035,698	–	2,403,569	–	1,201,784	–	600,892	–	400,594	–
Authorized but Unissued and Unreserved(3)(4)	1,538,017,236	5,183,764	1,953,802,390	18,518,377	1,976,901,678	19,259,189	1,988,451,403	19,629,595	1,992,301,289	19,753,064

(1)	Performance-based restricted stock units are reported assuming issuance at “maximum”.

(2)	Shares reserved for future issuance under the Plans as of April 13, 2023, excluding shares issuable under outstanding stock options and restricted stock units.

(3)

Shares authorized but unissued and unreserved represent shares of Class A Common Stock available for future issuance as of April 13, 2023, excluding shares issuable under outstanding stock options and restricted stock units, shares issuable upon exercise of Warrants and shares reserved for issuance under the Plans.

(4)

Under our Certificate of Incorporation, additional shares of Class B Common Stock may not be issued unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock voting as a separate class and only for a limited period of time.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the proposed amendments to our Certificate of Incorporation are approved by the Company’s stockholders and our Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at the time the Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of our Class A/B Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of Class A Common Stock or Class B Common Stock, as applicable, in accordance with the Final Ratio contained in the Certificate of Amendment.

Registered “Book-Entry” Holders of Class A/B Common Stock

As soon as practicable after the Effective Time, stockholders will be notified by our transfer agent that the Reverse Stock Split has been effected. If you hold shares of Class A/B Common Stock in book-entry form, you will not need to take any action to receive post-Reverse Stock Split shares of our Class A/B Common Stock. As soon as practicable after the Effective Time, the Company’s transfer agent will send to your registered address a transmittal letter along with a statement of ownership indicating the number of post-Reverse Stock Split shares of Common Stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be mailed to your registered address as soon as practicable after the Effective Time (see “Fractional Shares” below).

Beneficial Holders of Class A/B Common Stock

Upon the implementation of the Reverse Stock Split, we intend to treat shares of Common Stock held by stockholders in “street name” (i.e., through a bank, broker, custodian, or other nominee), in the same manner as registered “book-entry” holders of Class A/B Common Stock. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Class A/B Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If

24	Offerpad Solutions Inc. 2023 Proxy Statement	Proposal 4: Approval of Amendments to our Certificate of Incorporation to Effect a Reverse Stock Split

a stockholder holds shares of our Class A/B Common Stock with a bank, broker, custodian, or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian, or other nominee.

Holders of Certificated Shares of Class A/B Common Stock

Some stockholders hold their shares of Class A Common Stock and Class B Common Stock in certificate form. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-Reverse Stock Split shares in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the Effective Time. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate or certificates representing the pre-Reverse Stock Split shares of our Class A/B Common Stock for a statement of ownership. When you submit your certificate or certificates representing the pre-Reverse Stock Split shares of our Class A/B Common Stock, your post-Reverse Stock Split shares of our Class A/B Common Stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate representing the aggregate number of post-Reverse Stock Split shares you own, you will receive a statement indicating the number of post-Reverse Stock Split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a certificate representing your post-Reverse Stock Split ownership interest.

Fractional Shares

No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Class A Common Stock and Class B Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by our Board. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such stockholder would otherwise be entitled multiplied by the closing price per share as reported by the NYSE (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.

After the Reverse Stock Split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-Reverse Stock Split stockholders to the extent that there are stockholders holding fewer than that number of pre-Reverse Stock Split shares within the Final Ratio that is determined by the Board as described above. Reducing the number of post-Reverse Stock Split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, the Company’s stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Proposal 4: Approval of Amendments to our Certificate of Incorporation to Effect a Reverse Stock Split	Offerpad Solutions Inc. 2023 Proxy Statement	25

Interests of Certain Persons in the Proposal

Certain of our officers and directors have an interest in this Proposal 4 as a result of their ownership of shares of our Class A/B Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, we do not believe that our officers or directors have interests in Proposal 4 that are different from or greater than those of any of our other stockholders.

Anti-takeover Effects of Proposed Amendments

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any action, including the proposed amendments to our Certificate of Incorporation discussed herein, that may be used as an anti-takeover mechanism. An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of our Class A/B Common Stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not intended for such purposes, the effect of the increased available shares could be to render more difficult or discourage an attempt to take over or otherwise obtain control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the Board or contemplating a tender offer or other change in control transaction). In addition, our Certificate of Incorporation and our Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the Board to issue Preferred Stock with rights senior to those of the Class A/B Common Stock without any further vote or action by the stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.

Our Board is not presently aware of any attempt to acquire control of the Company, and the Reverse Stock Split proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Accounting Treatment of the Reverse Stock Split

If the Reverse Stock Split is effected, the par value per share of our Class A/B Common Stock will remain unchanged at $0.0001. Accordingly, at the Effective Time, the stated capital on the Company’s consolidated balance sheets attributable to our Class A/B Common Stock will be reduced in proportion to the size of the Final Ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged as a result of the Reverse Stock Split. Per share net income or loss will be increased because there will be fewer shares of Class A/B Common Stock outstanding. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold their shares of Class A/B Common Stock as capital assets for U.S. federal income tax purposes. This summary is based upon the provisions of the U.S. Internal Revenue Code, or the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) persons subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding our Class A/B Common

26	Offerpad Solutions Inc. 2023 Proxy Statement	Proposal 4: Approval of Amendments to our Certificate of Incorporation to Effect a Reverse Stock Split

Stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired our Class A/B Common Stock in connection with employment or the performance of services; (xi) retirement plans; (xii) persons who are not U.S. Holders (as defined below); or (xiii) certain former citizens or long-term residents of the United States.

In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Class A/B Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our Class A/B Common Stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Class A/B Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●

a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, except as described below with respect to cash received in lieu of fractional shares, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of the Class A/B Common Stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of the Class A/B Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our Class A/B Common Stock), and such stockholder’s holding period in the shares of the Class A/B Common Stock received should include the holding period of the shares of the Class A/B Common Stock surrendered.

Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of Class A/B Common Stock surrendered pursuant to the Reverse Stock Split to shares of Class A/B Common Stock received pursuant to the Reverse Stock Split. Stockholders holding shares of Class A/B Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who receives cash in lieu of a fractional share of Class A/B Common Stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A stockholder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the portion of

Proposal 4: Approval of Amendments to our Certificate of Incorporation to Effect a Reverse Stock Split	Offerpad Solutions Inc. 2023 Proxy Statement	27

the stockholder’s adjusted tax basis allocable to the fractional share. Stockholders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

A stockholder may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Stock Split. Stockholders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service Form W-9) may also be subject to backup withholding at the applicable rate. Any amount withheld under such rules is not an additional tax and may be refunded or credited against the stockholder’s U.S. federal income tax liability; provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

Vote Required

Approval of the amendments to our Certificate of Incorporation requires the affirmative vote of the holders of a majority of the stock of the Company entitled to vote. Abstentions will have the same effect as votes against this proposal. Because brokers have discretionary authority to vote on this proposal, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the Amendments to our Certificate of Incorporation to effect the Reverse Stock Spit.

28	Offerpad Solutions Inc. 2023 Proxy Statement	Proposal 5: Approval of the three separate Charter Amendments

Proposal 5: Approval of the Three Separate Charter Amendments

Background and Summary of Amendments

On January 31, 2023, the Company entered into a pre-funded warrants subscription agreement (the “Subscription Agreement”), with certain investors named therein, including Brian Bair, the Company’s Chief Executive Officer and Chairman of the Board, and Roberto Sella, a member of the Board, pursuant to which the Company sold and issued to such investors an aggregate of 160,742,959 pre-funded warrants (the “Pre-funded Warrants”) to purchase shares Class A Common Stock (the “Private Placement”).

As previously disclosed, in connection with the Company’s entry into the Subscription Agreement, Mr. Bair notified the Board by letter dated January 31, 2023 of his intention to convert all shares of Class B Common Stock beneficially owned by him to an equivalent number of shares of our Class A Common Stock, in accordance with our Certificate of Incorporation (the “Voluntary Class B Conversion”), immediately following the conclusion of the Annual Meeting. As a result, the Company expects that the Voluntary Class B Conversion will occur immediately following the conclusion of the Annual Meeting.

Upon the effectiveness of the Voluntary Class B Conversion and pursuant to the terms of our Certificate of Incorporation, the shares of Class B Common Stock that are converted into shares of Class A Common Stock shall be retired and may not be reissued.

In light of the foregoing, after a review of our Certificate of Incorporation and for the reasons discussed in Proposals 5(a), 5(b) and 5(c) below, our Board has approved and adopted, and has recommended that stockholders approve, amendments to the Certificate of Incorporation to:

a)	eliminate the authorization of and references to Class B Common Stock and Class C Common Stock and make related technical, non-substantive and conforming changes;

b)	revise the definition of the “Sunset Date” to mean the first date on which the Specified Holders cease to own, in the aggregate, 17.5% of the outstanding shares of our Class A Common Stock; and

c)

provide that, prior to the Sunset Date, vacancies on the Board may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, in addition to the stockholders.

Stockholders will have the opportunity to vote separately on Proposals 5(a), 5(b) and 5(c). Proposal 5(a) and Proposal 5(b) are cross-conditioned on the other and, as such, if Proposal 5(a) is not approved by our stockholders, then Proposal 5(b) will be deemed to have not been approved, regardless of the number of votes “FOR” Proposal 5(b). Likewise, if Proposal 5(b) is not approved, Proposal 5(a) will be deemed to have not been approved, regardless of the number of votes “FOR” Proposal 5(b). Proposal 5(c) is not conditioned on the approval of either Proposal 5(a) or Proposal 5(b).

The form of certificate of amendment showing the amendments to our Certificate of Incorporation that the Board intends to file with the Secretary of State of the State of Delaware if each of Proposal 5(a), 5(b) and 5(c) is approved, following the effectiveness of the Reverse Stock Split (as discussed in Proposal 4) if Proposal 4 is approved, and subject to the effectiveness of the Voluntary Class B Conversion, is attached to this proxy statement as Appendix B.

The Board of Directors unanimously recommends a vote FOR the approval of each of the amendments to the Certificate of Incorporation described in Proposals 5(a), 5(b), and 5(c).

Proposal 5(a): Eliminate the authorization of and references to Class B Common Stock and Class C Common Stock and make related technical, non-substantive and conforming changes	Offerpad Solutions Inc. 2023 Proxy Statement	29

Proposal 5(a): Eliminate the authorization of and references to Class B Common Stock and Class C Common Stock and make related technical, non-substantive and conforming changes.

Background

Our Certificate of Incorporation currently authorizes the Company to issue 2,370,000,000 shares of capital stock, consisting of: (i) 2,000,000,000 shares of Class A Common Stock; (ii) 20,000,000 shares of Class B Common Stock; (iii) 250,000,000 shares of Class C Common Stock; and (iv) 100,000,000 shares of Preferred Stock. As of April 13, 2023, there were 384,587,295 shares of Class A Common Stock and 14,816,236 shares of Class B Common Stock outstanding.

As described above, the Company expects that the Voluntary Class B Conversion will be effected immediately following the Annual Meeting. Following the Voluntary Class B Conversion, no shares of Class B Common Stock will remain outstanding. Pursuant to the Certificate of Incorporation, the Company is not permitted to issue any additional shares of Class B Common Stock, unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class. The Company does not intend to seek approval of the holders of Class A Common Stock to issue Class B Common Stock in the future. In addition, there are no shares of Class C Common Stock outstanding and the Company does not intend to issue any shares of Class C Common Stock in the future.

Rationale for Board’s Approval of the Amendments to our Certificate of Incorporation

In light of the foregoing, the Board believes it is in the best interests of the Company and its stockholders to amend the Certificate of Incorporation to eliminate the authorization of and references to Class B Common Stock and Class C Common Stock in the Certificate of Incorporation and make related technical, non-substantive and conforming changes (the “Class B/C Elimination Amendment”).

Our Board believes the Class B/C Elimination Amendment is appropriate in light of the Voluntary Class B Conversion and the Board’s intent not to issue any additional shares of Class B Common Stock or any shares of Class C Common Stock in the future. The Board believes that, under these circumstances, retaining the provisions of our Certificate of Incorporation relating to Class B Common Stock and Class C Common Stock is unnecessary and potentially could be confusing to our stockholders. In addition, in light of the Voluntary Class B Conversion, the Board no longer believes it is necessary to exempt Mr. Bair and his affiliated entities from the definition of “interested stockholder” under Section D(5) of Article IX of the Certificate of Incorporation. In addition, the Board also believes that the elimination of our multi-class capital structure may provide other benefits to the Company and its stockholders, including possible inclusion of the Company in certain stock indices, such as the S&P Dow Indices, that bar companies with a multi-class capital structure.

Amendments

The Class B/C Elimination Amendment, among other things, would eliminate the authorization of and references to our Class B Common Stock and Class C Common Stock in Article IV of the Certificate of Incorporation. As a result, the Company’s multi-class capital structure would be eliminated and the Company would be authorized to issue a total of 2,100,000,000 shares of capital stock, consisting of 2,000,000,000 shares of Class A Common Stock and 100,000,000 shares of Preferred Stock.

In addition, the Class B/C Elimination Amendment would amend (i) Section A of Article V, (ii) Section A of Article VI, (iii) Sections A and D of Article IX, and (iv) Section A of Article XIII of the Certificate of Incorporation to remove references to Class B Common Stock and Class C Common Stock and related provisions, as well as to make certain technical, non-substantive and conforming changes to our Certificate of Incorporation. The foregoing amendments to our Certificate of Incorporation are shown in Appendix C to this proxy statement, which contains a comparison showing the proposed changes against the existing provisions (new text appears in blue underline and deleted text appears in ~~red strikethrough~~).

30	Offerpad Solutions Inc. 2023 Proxy Statement	Proposal 5(a): Eliminate the authorization of and references to Class B Common Stock and Class C Common Stock and make related technical, non-substantive and conforming changes

If Proposal 5(a) is approved by stockholders, and subject to the effectiveness of the Voluntary Class B Conversion and approval of Proposal 5(b), the Company intends to file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware following the Annual Meeting to effect the amendments to the Certificate of Incorporation described in Proposal 5(a). In addition, if Proposal 5(a) is approved, the Board intends to approve conforming changes to the Company’s Bylaws. If Proposal 5(a) is not approved, then the authorization of and references to Class B Common Stock and Class C Common Stock and related provisions will remain included in our Certificate of Incorporation and any certificate of amendment we may file with the Secretary of State of the State of Delaware following the Annual Meeting will not contain the amendments contemplated by the Class B/C Elimination Amendment. Notwithstanding stockholder approval of Proposals 5(a) and 5(b), the Board has the authority to abandon any of the amendments to our Certificate of Incorporation contained in the Class B/C Elimination Amendment.

Vote Required

Approval of Proposal 5(a) requires (i) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the total voting power of all the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class, (ii) the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a single class, and (iii) the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a single class. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Class B/C Elimination Amendment.

Proposal 5(b): Revise the definition of the “Sunset Date” to mean the first date on which the Specified Holders cease to own, in the aggregate, 17.5% of the outstanding shares of our Class A Common Stock	Offerpad Solutions Inc. 2023 Proxy Statement	31

Proposal 5(b): Revise the definition of the “Sunset Date” to mean the first date on which the Specified Holders cease to own, in the aggregate, 17.5% of the outstanding shares of our Class A Common Stock.

Background

Under our Certificate of Incorporation, the Sunset Date currently is defined as earlier of: (a) the date that is nine months following the date on which Brian Bair, the Company’s Chief Executive Officer and Chairman of the Board, (x) is no longer providing services, whether upon death, resignation, removal or otherwise, to us as a member of our senior leadership team, officer or director and (y) has not provided any such services for the duration of such nine-month period; and (b) the date as of which the Qualified Stockholders have transferred, in the aggregate, more than 75% of the shares of our Class B Common Stock that were held by the Qualified Stockholders as of the Closing Date.

“Qualified Stockholders” is defined in our Certificate of Incorporation and refers to Brian Bair and certain entities controlled by Mr. Bair that hold our Class B Common Stock.

The Certificate of Incorporation provides that, following the Sunset Date, certain stockholder rights fall away, including the ability of a majority in voting power of our stockholders to remove any individual director from office at any time, with or without cause; the ability of stockholders to act by written consent in lieu of a meeting; and the ability of stockholders holding 25% in voting power to request that the Secretary call a special meeting. In addition, the Certificate of Incorporation provides that, following the Sunset Date, the Board is permitted to fill vacancies on the Board and that the adoption, amendment or repeal of our bylaws by the stockholders will require the affirmative vote of the holders of at least two-thirds of the voting power of our Common Stock entitled to vote. The Certificate of Incorporation does not explicitly contemplate that the Voluntary Class B Conversion would cause the Sunset Date to occur.

Rationale for Board’s Approval of the Amendments to our Certificate of Incorporation

On March 29, 2023, Roberto Sella exercised 44,195,302 pre-funded warrants, which were purchased in the Private Placement, for an equivalent number of shares of Class A Common Stock, and as a result, Mr. Sella and LL Capital Partners I, L.P. and certain of their respective affiliates (collectively with Mr. Sella, the “Specified Holders”), own, in the aggregate, 145,823,391 shares of Class A Common Stock as of April 13, 2023. After giving effect to the Voluntary Class B Conversion and the exercise of all of the Pre-funded Warrants sold in the Private Placement, and not accounting for any other potential future equity issuances by the Company, the Company expects that Mr. Bair will own, in the aggregate, approximately 3.9% of the outstanding shares of Class A Common Stock and the Specified Holders will own, in the aggregate, approximately 35.7% of the outstanding shares of Class A Common Stock.

In light of the foregoing, the Board believes it is in the best interests of the Company and its stockholders to revise the definition of the “Sunset Date” to mean the first date on which the Specified Holders cease to own, in the aggregate, 17.5% of the outstanding shares of our Class A Common Stock (the “Sunset Date Amendment”).

The Board believes that the Sunset Date Amendment will better align the Sunset Date with the Company’s capital structure and ownership of its Common Stock following the Voluntary Class B Conversion. The Sunset Date Amendment would not remove or reduce any stockholder rights preceding the Sunset Date, nor would it remove or reduce any stockholder rights following the Sunset Date. Instead, the Sunset Date Amendment would update the events that would cause the Sunset Date to occur to more appropriately align with our capital and ownership structure following the Voluntary Class B Conversion.

Amendment

The Sunset Date Amendment would amend Article VI of the Certificate of Incorporation by adding a new Section H to the end of Article VI to read as follows:

32	Offerpad Solutions Inc. 2023 Proxy Statement

Proposal 5(b): Revise the definition of the “Sunset Date” to mean the first date on which the Specified

Holders cease to own, in the aggregate, 17.5% of the outstanding shares of our Class A Common Stock

“H.	For purposes of this Article VI and Article VII, references to:

(1)

“Affiliate” means with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct or cause the direction of the affairs or management of that Person, whether through the ownership of voting securities, as trustee (or the power to appoint a trustee), as a personal representative or executor, by contract or otherwise, and “controlled” and “controlling” have meanings correlative to the foregoing.

(2)

“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

(3)	“Specified Holders” means (a) LL Capital Partners I, L.P., and (b) Roberto Sella or any of their respective Affiliates.

(4)

“Sunset Date” means the first date on which the Specified Holders cease to own, in the aggregate, 17.5% of the outstanding shares of Common Stock (to be calculated solely based on the Specified Holders’ ownership of Common Stock and without regard to the definition of beneficial ownership in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).”

If Proposal 5(b) is approved, and subject to the effectiveness of the Voluntary Class B Conversion and the approval of Proposal 5(a), the Company intends to file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware promptly following the Annual Meeting to effect the amendments to the Certificate of Incorporation described in Proposal 5(b). In addition, if Proposal 5(b) is approved, the Board intends to make conforming amendments to the Company’s Bylaws. If Proposal 5(b) is not is approved, the definition of “Sunset Date” in our Certificate of Incorporation will remain unchanged and any certificate of amendment we may file with the Secretary of State of the State of Delaware following the Annual Meeting will not contain the amendments contemplated by the Sunset Date Amendment. In such case, following the Voluntary Class B Conversion, the Sunset Date may never be deemed to occur under the terms of the Certificate of Incorporation and the provisions of the Certificate of Incorporation that are in effect until the Sunset Date pursuant to the terms of the Certificate of Incorporation may be deemed to remain in effect without any sunset. Notwithstanding stockholder approval of Proposals 5(a) and 5(b), the Board has the authority to abandon any of the amendments to our Certificate of Incorporation contained in the Sunset Date Amendment.

Vote Required

Approval of Proposal 5(b) requires (i) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the total voting power of all the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class, (ii) the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a single class, and (iii) the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a single class. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Sunset Date Amendment.

Proposal 5(c): Provide that, prior to the Sunset Date, vacancies on the Board may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, in addition to the stockholders	Offerpad Solutions Inc. 2023 Proxy Statement	33

Proposal 5(c): Provide that, prior to the Sunset Date, vacancies on the Board may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, in addition to the stockholders.

Background

Section D of Article VI of the Certificate of Incorporation currently provides that, until the Sunset Date, subject to special rights of the holders of Preferred Stock to elect directors, except as otherwise required by law, any vacancies occurring on the Board resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors may only be filled by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors. Following the Sunset Date, such vacancies shall only be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director.

Rationale for Board’s Approval of the Amendments to our Certificate of Incorporation

Section 223(a) of the DGCL provides that, unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The Board believes it is in the best interests of the Company and its stockholders to provide that, prior to the Sunset Date, vacancies on the Board may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, in addition to the stockholders (the “Board Vacancies Amendment”). The Board believes this will provide the Company with additional flexibility to promptly fill any vacancies on the Board without having to take the additional step of convening a meeting of stockholders or filing an information statement with the Securities and Exchange Commission following stockholder action by written consent, and incurring the costs associated with such actions. We believe that similarly-situated companies generally permit the Board, in addition to stockholders, to fill vacancies on the Board and that the Board Vacancies Amendment is in the best interest of the Company and stockholders. The Board Vacancies Amendment is not prompted by any current plan to expand the size of the Board to add new directors or by any contemplated stockholder action of which the Board is aware.

Allowing the Board to fill vacancies on the Board could have a potential anti-takeover effect and might render more difficult or discourage a merger, tender offer, proxy contest or change in control, which stockholders might otherwise deem favorable. In the event of an attempted change in control, the ability for our directors to fill vacancies on the Board could have the effect of delaying or discouraging a future takeover by allowing the Board to appoint directors who may not be in favor of such takeover attempt.

Amendment

The Board Vacancies Amendment would amend Section D of Article VI of the Certificate of Incorporation by replacing the existing Section D of Article VI with the proposed Section D of Article VI set forth below, which indicates a comparison showing the proposed changes against the existing provisions (new text appears in blue underline):

“D.

Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled (i) following the Sunset Date, by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director and (ii) until the Sunset Date, only by (a) the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director or (b) the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.”

34	Offerpad Solutions Inc. 2023 Proxy Statement

Proposal 5(c): Provide that, prior to the Sunset Date, vacancies on the Board may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, in addition to the stockholders

If Proposal 5(c) is approved, the Company intends to file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware promptly following the Annual Meeting to effect the amendment to the Certificate of Incorporation described in Proposal 5(c). In addition, if Proposal 5(c) is approved, the Board intends to make conforming amendments to the Company’s Bylaws. If Proposal 5(c) is not approved, then, prior to the Sunset Date, any vacancies on the Board will only be permitted to be filled by stockholders and any certificate of amendment we may file with the Secretary of State of the State of Delaware following the Annual Meeting will not contain the amendment contemplated by the Board Vacancies Amendment. Notwithstanding stockholder approval of Proposal 5(c), the Board has the authority to abandon the Board Vacancies Amendment.

Vote Required

Approval of Proposal 5(c) requires the affirmative vote of the holders of at least two-thirds (66 2/3%) of the total voting power of all the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. Abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the Board Vacancies Amendment.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	Offerpad Solutions Inc. 2023 Proxy Statement	35

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed the audited consolidated financial statements of Offerpad Solutions Inc., a Delaware corporation (the “Company”), for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Sheryl Palmer (Chair)

Alexander Klabin

Katie Curnutte

36	Offerpad Solutions Inc. 2023 Proxy Statement	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services:

Fee Category	2022	2021
Audit Fees	$1,494,000	$803,000
Audit Related Fees	44,000	909,000
Tax Fees	260,000	185,000
All Other Fees	–	–
Total Fees	$1,798,000	$1,897,000

Audit Fees

Audit fees consist of fees for professional services rendered in connection with the annual audit of our consolidated financial statements included in our Annual Report on Form 10-K, reviews of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, consultations on accounting matters directly related to the audit, and for 2022, the audit of our internal control over financial reporting.

Audit Related Fees

Audit related fees consist of fees for professional services rendered in connection with financial statements incorporated into SEC filings, and for 2021, fees relating to the Business Combination, including audit procedures relating to the fiscal years ended December 31, 2019 and December 31, 2018.

Tax Fees

Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee may, on a periodic basis, review and generally pre-approve the services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee pre-approved all services performed since the pre-approval policy was adopted.

EXECUTIVE OFFICERS	Offerpad Solutions Inc. 2023 Proxy Statement	37

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
Brian Bair(1)	46	Chief Executive Officer and Chairman of the Board
Michael Burnett	55	Chief Financial Officer
Benjamin Aronovitch	44	Chief Legal Officer and Secretary

(1) For Brian Bair, see biography on page 13 of this proxy statement.

Age: 55

Michael Burnett

Chief Financial Officer

Mr. Burnett has served as Offerpad’s Chief Financial Officer since October 2019. Previously, Mr. Burnett served as Executive Vice President and Chief Financial Officer at AV Homes, Inc., a national homebuilder and developer, from October 2013 to October 2018. Prior to this, Mr. Burnett served as Group Vice President, Finance, Treasury and Investor Relations for JDA Software Group, Inc., a leading global software provider offering supply chain management solutions, from November 2009 to October 2013. Mr. Burnett holds a B.S. in Accounting from Miami University.

Age: 44

Benjamin Aronovitch

Chief Legal Officer and Secretary

Mr. Aronovitch has served as Offerpad’s Chief Legal Officer since October 2020. Previously, Mr. Aronovitch was Vice President and Deputy General Counsel at Taylor Morrison from September 2013 to October 2020. Prior to Taylor Morrison, Mr. Aronovitch was a corporate attorney at Paul, Weiss, Rifkind, Wharton & Garrison LLP from May 2010 to September 2013 and Cravath, Swaine & Moore LLP from October 2006 to May 2010. Mr. Aronovitch holds a B.A. in Political Science and Economics from McGill University and law degrees from McGill and Oxford University. He is a member of the New York Bar and is admitted to practice in Arizona.

38	Offerpad Solutions Inc. 2023 Proxy Statement	CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

General

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investors Relations” page of our website located at investor.offerpad.com, or by writing to our Secretary at our offices at 2150 E. Germann Road, Suite 1, Chandler, Arizona 85286.

Board Composition

Our Board currently consists of seven members: Brian Bair, Katie Curnutte, Kenneth DeGiorgio, Ryan O’Hara, Alexander Klabin, Sheryl Palmer and Roberto Sella. Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors.

Director Independence

Our Board has determined that each of Katie Curnutte, Kenneth DeGiorgio, Alexander Klabin, Ryan O’Hara and Sheryl Palmer qualifies as “independent” in accordance with the listing requirements of the New York Stock Exchange (“NYSE”). In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Executive Sessions

Our non-management directors meet in executive session without management directors or other members of management present on a regularly scheduled basis. We also hold an executive session including only independent directors at least once per year. Each executive session of the non-management or the independent directors is presided over by Kenneth DeGiorgio, our Lead Director.

Director Candidates

The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. Katie Curnutte and Alexander Klabin were initially recommended to serve on our Board by management and the board of directors of Old Offerpad in consultation with certain stockholders.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, strong ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience as a board member or

CORPORATE GOVERNANCE	Offerpad Solutions Inc. 2023 Proxy Statement	39

executive officer of another publicly held company; professional and academic experience relevant to the Company’s industry; leadership skills; experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and geographic background, gender, age and ethnicity. The Nominating and Corporate Governance Committee and the Board are committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which new Board candidates are chosen. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the Company’s business. In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Offerpad Solutions Inc., 2150 E. Germann Road, Suite 1, Chandler, Arizona 85286. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Interested Parties

We believe that regular, transparent communication with our stockholders and other stakeholders is essential to our long-term success. We regularly seek to engage with our stockholders through financial conferences, meetings with analysts and investors, and by timely responding to inquiries. The Board receives regular updates regarding our engagement efforts.

The Board welcomes your input and will give appropriate attention and, if applicable a response, to written communications that are submitted by interested parties. Our Secretary is primarily responsible for monitoring communications from interested parties and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Interested parties who wish to send communications on any topic to the Chairman of the Board, the Lead Director, the independent or non-management directors, or the Board as a whole, should address such communications to the applicable party or parties in writing: c/o Secretary, Offerpad Solutions Inc., 2150 E. Germann Road, Suite 1, Chandler, Arizona 85286.

Corporate Responsibility and ESG Oversight

Our commitment to engage in environmentally and socially responsible strategies is a shared objective across our organization and integrated into our governance processes.

We published a summary of our ESG commitments, achievements and focus areas on our investor relations website. You can find this information at investor.offerpad.com by clicking the ESG tab. Our disclosure is formatted as web based content to ensure we are able to provide the most relevant and up to date information as we build upon our foundation. The information contained on or accessible through the Offerpad website, including the Company’s ESG information, is not considered part of this proxy statement.

The Chairman and CEO leads our executive team’s ESG efforts and governance. In addition, the Enterprise Risk Management Committee of our senior management team is responsible for identifying mitigation opportunities for our top enterprise-wide risks. The Nominating and Corporate Governance Committee has

40	Offerpad Solutions Inc. 2023 Proxy Statement	CORPORATE GOVERNANCE

primary responsibility for ESG-related Board oversight. It oversees activities and reporting of ESG matters, along with oversight of key policies such as the Code of Business Conduct.

Board Leadership Structure

Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company.

The Company’s current Board leadership structure comprises a combined Chairman of the Board and Chief Executive Officer, an independent director serving as the Lead Director, and highly qualified, active independent directors. Our Board exercises its judgment in combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. The Board will continue to exercise its judgment on an ongoing basis to determine the optimal Board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board and management and facilitating effective communication between the two. The Board has concluded that the current structure provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors.

Kenneth DeGiorgio currently serves as our Lead Director. The Lead Director’s responsibilities include, but are not be limited to, presiding over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the non-management directors or independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairman of the Board.

Board Role in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. The Company has an enterprise risk management (“ERM”) committee comprised of members of senior management that works to identify, monitor and evaluate the Company’s risks and develop an approach to address and mitigate each identified risk. The ERM committee works in conjunction with our management-led Disclosure Committee to align the risk identification and assessment with our existing disclosure controls and procedures and with our management-led Portfolio and Capital Risk Management Committee to align risk and mitigation efforts related to the Company’s portfolio inventory and capital structure. Each quarter, and more frequently, if necessary, the ERM committee reports its findings and recommendations to the Audit Committee, which then reports to the Board. The Board also meets periodically and as necessary with outside advisors regarding material risks facing the Company.

Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management and for overseeing management of regulatory risks. Our Audit Committee is responsible for discussing our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled, and for overseeing financial and cybersecurity risks. Our Nominating and Corporate Governance Committee manages risks associated with the independence of our Board of Directors and potential conflicts of interest. Our Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

CORPORATE GOVERNANCE	Offerpad Solutions Inc. 2023 Proxy Statement	41

Code of Business Conduct and Ethics

We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our website, investor.offerpad.com, in the “Governance Documents” section under “Corporate Governance.” In addition, we intend to post on our website all disclosures that are required by law or the rules of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy that applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

Attendance by Members of the Board of Directors at Meetings

There were five meetings of the Board of Directors during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.

Under our Corporate Governance Guidelines, which are available on our website at investor.offerpad.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All of our directors attended our annual meeting of stockholders held in 2022.

42	Offerpad Solutions Inc. 2023 Proxy Statement	COMMITTEES OF THE BOARD

COMMITTEES OF THE BOARD

Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees and committee Chairs are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Kenneth DeGiorgio			Chair
Katie Curnutte
Alexander Klabin
Ryan O’Hara		Chair
Sheryl Palmer	Chair

Audit Committee

Our Audit Committee’s responsibilities include:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

●	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

●

reviewing our policies on risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled, and overseeing management of the Company’s financial, information security and cybersecurity-related risks;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters.

The Audit Committee charter is available on our website at investor.offerpad.com. The members of the Audit Committee are Katie Curnutte, Alexander Klabin and Sheryl Palmer. Sheryl Palmer serves as Chair of the committee. Our Board has affirmatively determined that each of Katie Curnutte, Alexander Klabin and Sheryl Palmer is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the NYSE Rules, including those related to Audit Committee membership.

The members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, our Board has determined that each of Sheryl Palmer and Alexander Klabin qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. No Audit Committee member currently serves on the audit committee of more than three public companies.

The Audit Committee met eight times in 2022.

Compensation Committee

Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:

●

reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving (either alone, or if directed by the Board, in connection with a majority of the independent members of the Board of Directors) the compensation of our Chief Executive Officer;

COMMITTEES OF THE BOARD	Offerpad Solutions Inc. 2023 Proxy Statement	43

●	reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;

●	reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements;

●	making recommendations to our Board regarding the compensation of our directors; and

●	appointing and overseeing any compensation consultants.

The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than as the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our website at investor.offerpad.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2022, the Compensation Committee engaged the compensation consulting firm Pay Governance to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. Pay Governance reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Pay Governance and has determined that Pay Governance’s work does not raise a conflict of interest.

The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an executive officer the authority to grant equity awards to certain employees and consultants, as further described in its charter and subject to the terms of our equity plans.

The members of our Compensation Committee are Kenneth DeGiorgio, Alexander Klabin and Ryan O’Hara. Mr. O’Hara serves as Chair of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under NYSE’s independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.

The Compensation Committee met three times in 2022.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

●	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board of Directors;

●	recommending to our Board of Directors the nominees for election to our Board at annual meetings of our stockholders;

●	reviewing and overseeing the Company’s strategy, initiatives and policies concerning corporate social responsibility, including environmental and social matters;

●	overseeing an annual evaluation of our Board of Directors and its committees; and

●	developing and recommending to our Board of Directors a set of corporate governance guidelines.

The Nominating and Corporate Governance Committee charter is available on our website at investor.offerpad.com. The members of our Nominating and Corporate Governance Committee are Kenneth DeGiorgio, Ryan O’Hara and Sheryl Palmer. Mr. DeGiorgio serves as Chair of the Nominating and Corporate Governance Committee. Our Board of Directors has affirmatively determined that each of Kenneth DeGiorgio,

Ryan O’Hara and Sheryl Palmer meets the definition of “independent director” under the NYSE rules. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee met four times in 2022.

44	Offerpad Solutions Inc. 2023 Proxy Statement	COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE AND DIRECTOR COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

General

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below (each, an “NEO”) during fiscal 2022, including the elements of our compensation program for our NEOs, material compensation decisions made under that program for fiscal 2022 and the material factors considered in making those decisions. Our NEOs for the year ended December 31, 2022, are:

●	Brian Bair, Chief Executive Officer;

●	Michael Burnett, Chief Financial Officer;

●	Benjamin Aronovitch, Chief Legal Officer; and

●	Stephen Johnson, Former Chief Operating Officer; Chief Strategy Officer.

Mr. Johnson, the Company’s former Chief Operating Officer, transitioned to the role of Chief Strategy Officer effective June 2, 2022 to further support the Company’s strategic efforts and priorities; on October 3, 2022, Mr. Johnson departed from the Company.

Executive Summary

2022 Highlights

Following are some of our key 2022 operational and financial highlights of our performance:

Financial Results	● Revenue increased 91% year over year
● Increased our borrowing capacity by $261 million to a total capacity of $1.9 billion
● Closed a $40 million credit facility with a new lender

Customer Experience	● Achieved a 93% customer satisfaction rating (based on survey of approximately 3,400 customers who sold their home to us in 2022)
● Introduced an Offerpad Home Loans mobile app

Employee Engagement	● Employees spent over 1,700 hours volunteering in their communities
● Established a Diversity, Equity, Inclusion and Belonging Committee
● Achieved 86% participation in our first Employee Engagement Survey, exceeding our goal of 75%

Growth	● Added seven new markets
● Sold over 10,000 homes in a year for the first time in Company history
● Increased total listing, buyer and mortgage transactions by 90% year-over-year
● Cash offer requests from the Agent Partnership Program increased 80% year-over-year

COMPENSATION DISCUSSION AND ANALYSIS	Offerpad Solutions Inc. 2023 Proxy Statement	45

The chart below summarizes the various elements of our executive compensation program and their purpose. Further detail on each of these compensation elements is provided in the sections that follow.

	Objective	Type of Compensation	Key Features	2022 Actions Taken

Base Salary	● Provides fixed pay that attracts and retains talented executives in a competitive market, recognizes individual roles and level of responsibilities, and provides stable income	Cash	● Reflects individual skills, experience, responsibilities and performance over time, as well as market practice

●   Each NEO received a base salary increase in 2022, which became effective March 1, 2022

●   Several NEOs signed a new (or amended and restated) employment agreement in 2022 that reflected the base salary increases

Short-Term Incentive—Annual Incentive Plan

●   Motivate and retain employees and align incentives to near-term company objectives

●   Promotes and reinforces the attainment of short-term performance objectives and rewards executives for their contributions toward achieving those objectives

		Cash	● Performance-based reward tied to achievement of short-term (annual) corporate financial and operational performance targets

●   Each NEO received an annual target bonus opportunity increase in 2022, which became effective March 1, 2022

●   Given actual performance for 2022, the Compensation Committee used its discretion to award certain NEOs a 2022 bonus

Long-Term Incentives

●   Aligns executives’ interests with our stockholders’ interests, emphasizes long-term financial and operational performance, and helps retain executive talent

●   Promotes retention and enhances executive stock ownership

		Equity	● Links value to stock price appreciation and directly aligns with stockholders’ interests ● Rewards achievement of pre-specified performance objectives

●   The Company introduced annual equity awards as part of its ongoing pay program in 2022

●   In 2022, Mr. Bair was eligible to receive a 25/75 mix of restricted stock units (“RSUs”) and performance stock units (“PSUs”) and each other NEO was eligible to receive a 40/60 mix of RSUs and PSUs

Severance Protections	● Aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control	Benefit

●   Facilitates an orderly transition in the event of management changes

●   Helps ensure NEOs remain focused on creating sustainable performance in case of personal uncertainties or risk of job loss

●   Provides confidentiality, non-competition, non-solicitation and non-disparagement protections

●   For each NEO other than Mr. Johnson, severance protections were updated in the new employment agreements to further align the NEOs’ severance to peers

●   In connection with his termination of employment, Mr. Johnson received the severance payments and benefits under his employment agreement

46	Offerpad Solutions Inc. 2023 Proxy Statement	COMPENSATION DISCUSSION AND ANALYSIS

	Objective	Type of Compensation	Key Features	2022 Actions Taken

Other Benefits	● Provide programs for employees to pursue physical and financial wellbeing through retirement and health and welfare benefits ● We also provide certain other perquisites to our NEOs	Benefit	● Broad-based benefits available to all employees ● Some executive perquisites	● In 2022, we began making matching contributions to our NEOs under our 401(k) plan

New Employment Agreements

As mentioned above, in March 2022 we entered into new employment agreements with Messrs. Bair, Burnett and Aronovitch, which include market-based annual base salaries, target bonus opportunities and severance benefits. A description of these agreements is set forth in the sections below entitled “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Named Executive Officer Employment Agreements” and “—Potential Payments Upon Termination or Change in Control.”

Compensation Governance and Best Practices.

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What We Do	What We Do Not Do

✓ Emphasize performance-based, at-risk
compensation.

✓ Emphasize the use of equity compensation to
promote executive retention and reward long-
term value creation.

✓ Weight the overall pay mix towards incentive compensation for senior executives.

✓ Engage an independent compensation consultant to directly advise our Compensation Committee.

X  Do not guarantee annual salary increases.

X  Do not grant uncapped annual cash incentives or guaranteed equity compensation.

X  Do not provide significant or excessive perquisites.

X  Do not provide any compensation-related tax gross-ups.

X  Do not provide single-trigger cash payments or benefits upon a change in control

Stockholder Advisory Vote on Executive Compensation

We expect to ask our stockholders to vote, at this 2023 Annual Meeting of Stockholders, on a non-binding, advisory vote to approve the compensation of our NEOs (the “Say-on-Pay Vote”). We were not required to hold a Say-on-Pay Vote in 2022; however, at our 2022 Annual Meeting of Stockholders, our stockholders voted in a non-binding, advisory vote in favor of having a Say-on-Pay Vote once every year. Consistent with the stated preference of a majority of our stockholders, our next advisory vote on our NEOs’ compensation will be held at our 2024 Annual Meeting of Stockholders.

Executive Compensation Objectives and Philosophy

The key objectives of our executive compensation program are to attract, motivate, and reward leaders who create an inclusive and diverse environment and have the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value. Our executive compensation program is designed to:

●	Attract and retain talented and experienced executives in a competitive and dynamic market;

●	Motivate our NEOs to help our Company achieve the best possible financial and operational results;

●

Provide reward opportunities consistent with our performance on both a short-term and long-term basis that are industry competitive, flexible, fiscally responsible and linked to our overall business objectives; and

●	Align the long-term interests of our NEOs with those of our stockholders.

COMPENSATION DISCUSSION AND ANALYSIS	Offerpad Solutions Inc. 2023 Proxy Statement	47

We strive to provide a competitive total compensation opportunity to executives while balancing other important factors. Executives may be compensated above or below levels of compensation for similar positions found in the external market based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent, as described further below under “—Determination of Executive Compensation.”

Determination of Executive Compensation

Role of Compensation Committee and Executive Officers

The Compensation Committee is responsible for establishing and overseeing our executive compensation programs and we expect that the Compensation Committee will annually review and determine the compensation to be provided to our NEOs, including with respect to our Chief Executive Officer.

In setting executive compensation, the Compensation Committee will consider a number of factors, including the recommendations of our Chief Executive Officer (other than with respect to the Chief Executive Officer’s own compensation) and members of our human resources team, current and past total compensation, competitive market data and analysis provided by the Compensation Committee’s independent compensation consultant, Company performance and each executive’s impact on performance, each executive’s relative scope of responsibility and potential, each executive’s individual performance and demonstrated leadership, and internal equity pay considerations. Our Chief Executive Officer’s recommendations are based on his evaluation of each other NEO’s individual performance and contributions, of which our Chief Executive Officer has direct knowledge.

Role of Compensation Consultant

In order to design a competitive executive compensation program that will continue to attract top executive talent and reflect our compensation philosophy, our Compensation Committee has retained Pay Governance as an independent compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in designing, maintaining and administering our executive compensation program. The Compensation Committee has evaluated Pay Governance’s independence pursuant to the requirements of NYSE and SEC rules and has determined that Pay Governance does not have any conflicts of interest in advising the Compensation Committee. Pay Governance did not provide any other services to the Company in 2022.

In 2022 we developed a peer group with Pay Governance in structuring our executive compensation program for fiscal year 2022. Our Compensation Committee may also refer to compensation survey data in reviewing our executive compensation program. The following peer group was used to inform 2022 compensation decisions:

● AppFolio, Inc. Inc.	● frontdoor, inc.	● Redfin Corporation

● CarGurus, Inc.	● Groupon, Inc.	● Shutterstock, Inc.

● Cars.com Inc.	● LendingTree	● The RealReal, Inc.

● Carvana Co.	● Marcus & Millichap, Inc.	● Vroom, Inc.

● CoreLogic	● Meritage Homes Corporation	● Yelp

● ExlService Holdings, Inc.	● Opendoor Technologies, Inc.	● Zillow

48	Offerpad Solutions Inc. 2023 Proxy Statement	COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

Base Salary

The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salaries provide our NEOs with a reasonable degree of financial certainty and stability. Our Compensation Committee intends to annually review and determine the base salaries of our executives and evaluate the base salaries of new hires at the time of hire. In 2022, we approved base salary increases for each of our NEOs. Such increases were intended to position our NEOs’ base salaries closer to the market median, as well as to reflect additional considerations set forth above under “Determination of Executive Compensation.” Our NEOs’ base salaries for 2022 were:

Named Executive Officer	2021 Annualized Base Salary	2022 Annualized Base Salary(1)

Brian Bair	$ 450,000	$ 650,000

Michael Burnett	$ 332,413	$ 400,000

Benjamin Aronovitch	$ 328,473	$ 375,000

Stephen Johnson	$ 327,281	$ 350,000

(1)	Amounts reflect base salary increases that became effective on March 1, 2022.

Cash Incentive Compensation

Annual Cash Incentive Program

We consider annual cash incentives to be an important component of our total compensation program by providing incentives necessary to retain and motivate executive officers to achieve important financial and strategic performance objectives. The Company currently maintains an annual cash incentive program in which certain eligible employees at the director level and above, including our NEOs, participate. Each NEO is (or, for Mr. Johnson, was) eligible to receive an annual performance-based cash incentive based on a specified target award amount, expressed as a percentage of the NEO’s base salary.

In fiscal year 2022, our NEOs participated in our annual cash incentive program at the following target percentages of base salary. The increases in the target annual cash incentive opportunities for each of our NEOs in 2022 was approved by the Compensation Committee following consideration of the factors set forth above under “Determination of Executive Compensation.”

Named Executive Officer	2021 Target Annual Incentive Opportunity as a Percentage of Base Salary	2022 Target Annual Incentive Opportunity as a Percentage of Base Salary	Percentage Increase

Brian Bair	60%	100%	66.67%

Michael Burnett	50%	75%	50.00%

Benjamin Aronovitch	50%	75%	50.00%

Stephen Johnson(1)	50%	60%	20.00%

(1)	Mr. Johnson’s employment with the Company terminated on October 3, 2022. Accordingly, Mr. Johnson was not eligible to receive his 2022 annual bonus.

Under the 2022 program, the annual cash incentives were earned based upon the achievement of pre-determined Company performance for 2022 for the following performance measures: home sales, closing goals, Adjusted EBITDA goals and return on investment, each of which comprised 25% of the participant’s annual incentive opportunity for 2022.

COMPENSATION DISCUSSION AND ANALYSIS	Offerpad Solutions Inc. 2023 Proxy Statement	49

The target goals with respect to each performance measure under our 2022 annual cash incentive program are set forth in the following table:

Performance Measure	Target Performance Goal

Home Sales	12,332

Closing Goals	3,512

Adjusted EBITDA(1)	($33,100,000)
Return on Investment	3.19%

(1)

Adjusted EBITDA is calculated as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. We define Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities.

Under the 2022 incentive program, participants were eligible to receive a percentage of the participant’s target annual cash incentive opportunity, ranging from 0% to 150%, based on the level at which each of the performance goals was achieved, as set forth in the following table:

Performance Level	% Payout(1)

Below Threshold	0%

Threshold	50%

Target	100%

Stretch 1	125%

Stretch 2	150%

(1)

For each performance goal, if actual performance falls between two levels, the percentage of such performance goal that is earned will be determined by using linear interpolation as between the applicable levels.

The actual results that we achieved with respect to each performance goal under our 2022 annual cash incentive program are set forth in the following table:

Performance Measure	2022 Actual Achievement

Home Sales	10,635

Closing Goals	3,399

Adjusted EBITDA	($103,800,000)

Return on Investment	2.36%

Actual performance for 2022 was impacted by macroeconomic conditions that directly impacted the real estate industry and home sales. Notably, beginning in March 2022 and continuing through December 2022, the Federal Reserve increased interest rates a total of seven times, which directly impacted the cost of borrowing and associated home buying. These factors occurred after the Compensation Committee had established the corporate targets for the 2022 incentive program set forth above, resulting in a significant change in the Company’s operations, short-term strategy and 2022 operating results, which directly, adversely and materially impacted our 2022 results against predetermined goals.

In light of this, the Compensation Committee determined that the prevailing operating conditions would make it impossible to achieve the performance goals at the target or threshold levels (as specified above), which goals were established in the first quarter of 2022. Given actual performance in 2022, our NEOs earned bonuses under our annual cash incentive program equal to 16% of target. However, the Compensation Committee noted that management had responded quickly to significantly change the near-term focus of the business, addressing numerous operational and management challenges. Based on this, and considering the NEOs’ strong leadership and guidance during tumultuous market conditions, and the fact that we intentionally shifted our projections of the performance measures in order to mitigate risk cause by those market conditions, the Compensation Committee determined to award Messrs. Burnett and Aronovitch a 2022 bonus equal to $225,000 and $210,938, respectively. In support of our cost containment efforts, Mr. Bair previously advised our

50	Offerpad Solutions Inc. 2023 Proxy Statement	COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee that he would not accept a 2022 bonus and, accordingly, no such bonus was paid to him. As noted above, because Mr. Johnson’s employment with the Company terminated on October 3, 2022, he was not eligible to receive a 2022 bonus.

Equity-Based Long-Term Incentive Awards

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of our executives with our stockholders.

Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers in order to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay.

On March 1, 2022, we made the following grants of RSUs and PSUs to each of our NEOs, pursuant to the 2021 Incentive Award Plan (the “2021 Plan”). Each equity award will be settled (to the extent vested) in shares of the Company’s Class A Common Stock, and covers the number of shares as set forth in the following table:

Named Executive Officer	Number of RSUs (#)	Number of Target PSUs (#)

Brian Bair	372,208	1,116,625

Michael Burnett	79,404	119,107

Benjamin Aronovitch	65,136	97,705

Stephen Johnson(1)	52,109	78,164

(1)	In connection with Mr. Johnson’s termination of employment, the unvested RSUs and PSUs granted to him in 2022 were cancelled and forfeited.

2022 RSU Awards

Each of the RSU awards is scheduled to vest with respect to one-third of the RSUs on each of the first three anniversaries of September 2, 2021 (for Mr. Bair) or March 1, 2022 (for each other NEO), subject to the executive’s continued service through the applicable vesting date. In addition, the RSU awards are subject to accelerated vesting provisions in connection with a qualifying termination of employment, as described above in the section below entitled, “Potential Payments Upon Termination or Change in Control.”

2022 PSU Awards

Each of the PSU awards will vest based on both (i) the achievement of pre-determined price per share goals over the period commencing on the 60th day prior to the first anniversary of the grant date and ending on (and including) the third anniversary of the grant date (the “Performance Period”); and (ii) the applicable executive’s continued employment or service through the end of the Performance Period (except as described below).

A percentage of the target number of PSUs subject to each PSU award (“Target PSUs”) will become “earned PSUs” using straight line interpolation based on the achievement of applicable price per share goals during the Performance Period (the “Average Price Per Share Goal”), as set forth in the following table. Any earned PSUs as of the last day of the Performance Period will vest in full, subject to the applicable executive’s continued employment or service through such date.

Price Per Share Goals	Number of Earned PSUs

≥ $18.00	200% Target PSUs

$15.75	150% Target PSUs

$13.50	100% Target PSUs

$11.25	50% Target PSUs

< $11.25	0% Target PSUs

COMPENSATION DISCUSSION AND ANALYSIS	Offerpad Solutions Inc. 2023 Proxy Statement	51

The share price is measured by averaging the closing price per share over any 60 consecutive calendar-day period during the Performance Period; however, upon a Change in Control (as defined in the 2021 Plan), the share price will be determined based on the price per share paid by an acquiror (or, as applicable, the implied value per share) in the transaction (the “CIC Price”). If the 60 calendar-day average share price as of the last day of the Performance Period is less than $10.00 per share (the “Minimum Share Price Goal”), then no more than 100% of the Target PSUs will vest, and any remaining earned PSUs automatically will be forfeited and terminated without consideration.

In addition, the PSU awards are subject to accelerated vesting provisions and other terms and conditions in connection with a Change in Control and qualifying terminations of employment, as described below in the section below entitled, “Potential Payments Upon Termination or Change in Control.”

Employee Benefits and Perquisites

Retirement Savings, Health and Welfare Benefits

We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements; in 2022, each of our NEOs participated in the 401(k) plan. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2022, contributions made by participants in the 401(k) plan were matched up to a specified percentage of the employee contributions, and these matching contributions are vested immediately. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, and life insurance.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.

Perquisites; No Tax Gross-Ups

All of our employees, including our NEOs, are eligible to participate in the Company’s FLEX agent listing services program on substantially the same arms-length terms as those prevailing at the time for comparable transactions with non-related parties; however, under the program, we offer a 1% discount on commission payments to all of our employees, including our NEOs (the “FLEX Employee Discount”). None of our named executive officers received a FLEX Employee Discount in 2022.

Other than as noted above, we do not currently provide perquisites to our NEOs, and we do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide additional perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of the executive’s duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved by the Board or Compensation Committee.

In addition, we do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.

Severance and Change in Control Arrangements

We are currently party to employment agreements with each of our NEOs. The employment agreements with each of Messrs. Bair, Burnett and Aronovitch provide (or, with respect to Mr. Johnson, provided) for severance benefits and payments upon certain qualifying terminations of employment, including in connection with a “change in control” of the Company. We believe that these types of arrangements are necessary to attract and retain executive talent and are a customary component of executive compensation. In particular, such

52	Offerpad Solutions Inc. 2023 Proxy Statement	COMPENSATION DISCUSSION AND ANALYSIS

arrangements can enhance alignment with stockholders by encouraging management to pursue transactions that create value for stockholders irrespective of the potential for job loss or diminution of duties and can encourage retention through the conclusion of the transaction. The payments and benefits provided under the employment agreements are designed to be competitive with market practices.

In connection with the termination of Mr. Johnson’s employment by the Company without “cause,” Mr. Johnson received the severance payments and benefits under his employment agreement, subject to his execution and non-revocation of a release of claims.

A description of these arrangements, Mr. Johnson’s actual severance payments and benefits, as well as information on the estimated payments and benefits that our NEOs would have been eligible to receive as of December 31, 2022, are set forth in “—Potential Payments Upon Termination or Change in Control” below.

Other Policies and Considerations

Section 409A of the Code

The Compensation Committee takes into account whether components of the compensation for our executive officers will be adversely impacted by the penalty tax imposed by Section 409A of the Internal Revenue Code, and aims to structure these components to be compliant with or exempt from Section 409A to avoid such potential adverse tax consequences.

“Golden Parachute” Payments

Sections 280G and 4999 of the Internal Revenue Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, (“ASC Topic 718”), for our share-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.

Clawback Policy

In light of rules recently issued by the Securities and Exchange Commission regarding clawback policies, we expect to adopt a clawback policy in 2023 following the NYSE’s adoption of its relevant clawback listing standards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis above with our management. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Ryan O’Hara (Chair)

Kenneth DeGiorgio

Alexander Klabin

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table contains information about the compensation earned by each of our NEOs during our fiscal years ended December 31, 2022, 2021 and 2020:

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Brian Bair	2022	650,000		–	7,172,453	–	–	7,625	7,830,078
Chief Executive Officer	2021	450,000		–	–	–	310,689	23,000	783,689
	2020	269,330		–	–	–	190,328	–	459,658
Michael Burnett	2022	400,000		177,000	967,939	–	48,000	7,625	1,600,564
Chief Financial Officer	2021	332,125		200,000	–	–	191,246	–	723,371
	2020	318,125		–	–	–	162,500	–	480,625
Benjamin Aronovitch	2022	375,000		165,938	794,013	–	45,000	1,434	1,381,385
Chief Legal Officer	2021	328,338		200,000	–	–	188,983	–	717,321
	2020	62,500		200,000	–	649,513	–	–	912,013
Stephen Johnson	2022	263,908	(5)	–	635,211	–	–	189,672	1,088,791
Former Chief Operating Officer	2021	327,192		–	–	–	188,299	–	515,491
	2020	118,750		–	–	668,430	63,934	–	851,114
(1)

Amounts reflect discretionary bonuses awarded to the NEO for 2022 performance but not earned based on the achievement of pre-established performance objectives for the year. For additional details, refer to “Cash Incentive Compensation” in the CD&A above.

(2)

Amounts reflect the grant-date fair value of RSUs and PSUs granted to the NEO, computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all RSUs and PSUs granted to our NEOs in Notes 1 and 11 to the consolidated financial statements included in the Annual Report on Form 10-K, filed on February 28, 2023.

(3)

Amounts represent payments earned by our NEOs based upon the achievement of pre-established performance objectives for the applicable year. Please see the description of the 2022 annual cash incentive program under “Cash Incentive Compensation” in the CD&A above.

(4)

Amounts reported for 2022 consist of $175,000 (as Mr. Johnson’s cash severance), $9,018 (as Mr. Johnson’s COBRA reimbursement) and $5,654 (as Mr. Johnson’s Company-paid 401(k) matching contributions). For each other NEO, amounts shown for 2022 represent the Company-paid 401(k) matching contributions.

(5)	Mr. Johnson’s employment with the Company terminated on October 3, 2022. His salary was prorated for the portion of the 2022 fiscal year during which he was employed.

54	Offerpad Solutions Inc. 2023 Proxy Statement	EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards in Fiscal 2022

The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2022 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards made during fiscal year 2022.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian Bair	–	294,288	588,575	882,863	–	–	–	–	–
	(3)3/1/2022	–	–	–	558,313	1,116,625	2,233,250	–	5,270,470
	(4)3/1/2022	–	–	–	–	–	–	372,208	1,901,983
Michael Burnett	–	139,281	278,562	417,843	–	–	–	–	–
	(3)3/1/2022	–	–	–	59,554	119,107	238,214	–	562,185
	(4)3/1/2022	–	–	–	–	–	–	79,404	405,754
Benjamin Aronovitch	–	131,212	262,424	393,636	–	–	–	–	–
	(3)3/1/2022	–	–	–	48,853	97,705	195,410	–	461,168
	(4)3/1/2022	–	–	–	–	–	–	65,136	332,845
Stephen Johnson(5)	–	101,282	202,564	303,846	–	–	–		–
	(3)3/1/2022	–	–	–	39,082	78,164	156,328	–	368,934
	(4)3/1/2022	–	–	–	–	–	–	52,109	266,277

(1)

Amounts reflect potential payouts under our 2022 annual cash incentive program at threshold, target and maximum (or “Stretch 2”) amounts. Please see the description of the annual cash incentive program under “Cash Incentive Compensation” in the CD&A above.

(2)

Amounts reflect the grant-date fair value of RSUs and PSUs granted during 2022, computed in accordance with ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all RSUs and PSUs granted to our NEOs in Notes 1 and 11 to the consolidated financial statements included in the Annual Report on Form 10-K filed on February 28, 2023.

(3)

Amounts reflect the number of PSUs eligible to performance vest at threshold, target and maximum levels based on the attainment of applicable performance targets. Each of PSUs will vest based on both (i) the achievement of pre-determined price per share goals over the Performance Period; and (ii) the applicable executive’s continued employment or service through the end of the Performance Period. These awards are subject to certain accelerated vesting provisions in connection with a qualifying termination of the executive’s employment, as further described under the section titled “Potential Payments Upon Termination or Change in Control” below.

(4)

Each of these RSU awards vests with respect to one-third of the RSUs on each of the first three anniversaries of September 2, 2021 (for Mr. Bair) or March 1, 2022 (for each other NEO), subject to the applicable executive’s continued employment through the applicable vesting date. These awards are subject to certain accelerated vesting provisions in connection with a qualifying termination of the executive’s employment, as further described under the section titled “Potential Payments Upon Termination or Change in Control” below.

(5)

As noted above, in connection with Mr. Johnson’s departure from the Company in October 2022, (i) he was not eligible to receive a bonus under the 2022 annual bonus program and (ii) the RSUs and PSUs granted to him in 2022 were, to the extent then unvested, cancelled and forfeited.

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Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Named Executive Officer Employment Agreements

Brian Bair

Prior Offer Letter

On August 6, 2016, we entered into an offer of employment letter with Mr. Bair, pursuant to which he serves as our Chief Executive Officer. Mr. Bair’s offer letter provided for at-will employment, an annual base salary, a 60% target bonus opportunity and eligibility to participate in the benefit plans and programs maintained for the benefit of our executive employees. In addition, Mr. Bair’s offer letter contained customary confidentiality and assignment of inventions provisions, as well as standard non-compete and employee non-solicitation restrictions effective during employment and for 12 months thereafter.

Employment Agreement

On March 1, 2022, we entered into a new employment agreement with Mr. Bair, which provides for Mr. Bair’s continued employment with the Company as the Company’s Chief Executive Officer, and supersedes and replaces the prior offer letter in its entirety.

The term of employment under the employment agreement is for three years, and will automatically renew for successive one-year periods, unless either party provides at least 45 days of advance written notice of the party’s intention not to renew the then-current term. Pursuant to the employment agreement, Mr. Bair is entitled to receive an annual base salary of $650,000 per year, pro-rated for partial years of employment and subject to annual review and increase by the Board or a subcommittee thereof in its discretion. In addition, Mr. Bair is eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees, as well as the paid-time-off programs maintained by us for the benefit of our executives generally.

Mr. Bair is eligible to earn annual cash performance bonuses, based on the achievement of individual and/or Company performance goals established by the Board and targeted at 100% of his then-current annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, will be made no later than March 15 of the calendar year following the calendar year for which the Board certifies in writing that performance goals have been met; any such payment will be contingent upon Mr. Bair’s continued employment through the last day of the applicable calendar year.

In connection with entering into the employment agreement, Mr. Bair was granted two restricted stock unit awards under the Company’s 2021 Plan, with an aggregate dollar-denominated value targeted at approximately $6,000,000. Of such amount, (x) 25% was granted as a time-based RSU award that vests based solely on the passage of time and (y) the remaining 75% was granted as a PSU award that vests based on the achievement of specified performance goals.

In addition to the RSU and PSU awards described above, for each calendar year during Mr. Bair’s employment term beginning with calendar year 2023, Mr. Bair will be eligible to receive an annual equity-based compensation award as determined by the Board (or a subcommittee thereof) from time to time. The target aggregate value of any such award will be (i) $6,000,000 for calendar year 2023 and (ii) determined by the Board (or a subcommittee thereof) for each calendar year following 2023.

In addition, the employment agreement contains customary confidentiality and assignment of inventions provisions, as well as (i) standard non-compete and service provider/customer non-solicitation restrictions effective during employment and for 24 months thereafter and (ii) non-disparagement provisions, effective during employment and for 36 months thereafter.

The severance benefits and payments payable to Mr. Bair upon certain a qualifying termination of his employment are summarized below under the section titled, “—Potential Payments Upon Termination or Change in Control”.

Michael Burnett; Benjamin Aronovitch; Stephen Johnson

We were a party to employment agreements with each of Messrs. Burnett, Aronovitch and Johnson, which we amended and restated with Messrs. Burnett and Aronovitch on June 6, 2022 (the “A&R employment agreements”).

56	Offerpad Solutions Inc. 2023 Proxy Statement	EXECUTIVE COMPENSATION TABLES

Effective June 2, 2022, Mr. Johnson ceased serving as our Chief Operating Officer and transitioned to the role of Chief Strategy Officer to further support the Company’s strategic efforts and priorities; on October 3, 2022, Mr. Johnson’s employment with the Company was terminated by the Company without “cause”.

Prior Employment Agreements

The term of employment under the prior employment agreements was for one year; the term automatically renewed for successive one-year periods, unless either party provided at least 45 days of advance written notice of the party’s intention not to renew the then-current term. Pursuant to their respective prior employment agreements, Messrs. Burnett, Aronovitch and Johnson were entitled to receive an annual base salary of $325,000 per year, pro-rated for partial years of employment. In addition, the executives were eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees, as well as the paid-time-off programs maintained by us for the benefit of our executives generally.

Each of Messrs. Burnett, Aronovitch and Johnson were eligible to earn annual performance-based cash incentive award, based on the achievement of specified performance goals established by our Board and targeted at 50% of the executive’s annual base salary. The payment of any annual cash incentive, to the extent any such bonus became payable, would have been made within 90 days following the end of the applicable calendar year in a form mutually agreed upon by the Board and the applicable executive; any such payment was contingent upon the executive’s continued employment through the last day of the applicable calendar year.

In addition, in connection with the commencement of his employment with us in 2020, Mr. Aronovitch was paid a cash sign-on bonus of $100,000.

In addition, the prior employment agreements with Messrs. Burnett, Aronovitch and Johnson each contained customary confidentiality and assignment of inventions provisions, as well as (i) standard non-compete and employee non-solicitation restrictions effective during employment and for 18 months thereafter and (ii) non-disparagement provisions, effective during employment and for 24 months thereafter.

Amended and Restated Employment Agreements

The term of employment under the A&R employment agreements is for one year, and will automatically renew for successive one-year periods, unless either party provides at least 45 days of advance written notice of the party’s intention not to renew the then-current term. Pursuant to the A&R employment agreements, Messrs. Burnett and Aronovitch are entitled to receive annual base salaries of $400,000 and $375,000, respectively, pro-rated for partial years of employment and subject to annual review and increase by the Board or a subcommittee thereof in its discretion.

In addition, the executives are eligible to earn annual cash performance bonuses, based on the achievement of individual and/or Company performance goals established by the Board, and targeted at 75% of their then-current annual base salary. The payment of any annual bonus, to the extent any such bonus becomes payable, will be made no later than March 15 of the calendar year following the calendar year for which the Board certifies in writing that performance goals have been met; any such payment will be contingent upon the executives’ continued employment through the last day of the applicable calendar year.

Messrs. Burnett and Aronovitch also are eligible to receive equity-based compensation awards as determined by the Board (or a subcommittee thereof) from time to time and are eligible to participate in the health and welfare benefit plans and programs maintained by us for the benefit of our employees, as well as the paid-time-off programs maintained by us for the benefit of our executives generally.

In addition, the A&R employment agreements contain customary confidentiality and assignment of inventions provisions, as well as (i) standard non-compete and service provider/customer non-solicitation restrictions effective during employment and for 18 months thereafter and (ii) non-disparagement provisions, effective during employment and for 24 months thereafter.

The severance benefits and payments payable to Messrs. Burnett and Aronovitch upon certain qualifying terminations of their employment (or, in the case of Mr. Johnson, the severance benefits and payments paid to Mr. Johnson upon his termination of employment) are summarized below under the section titled, “—Potential Payments Upon Termination or Change in Control”.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for our NEOs as of December 31, 2022.

				Option Awards				Stock Awards
Name	Grant Date	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Brian Bair	2/10/2017	–	(2)	968,418	–	0.73	2/9/2027	–	–	–	–
	2/10/2017	–	(2)	1,792,809	–	0.69	2/9/2027	–	–	–	–
	7/11/2017	–	(2)	95,191	–	0.69	7/10/2027	–	–	–	–
	7/11/2017	–	(2)	29,272	–	0.69	7/10/2027	–	–	–	–
	3/1/2022	–	(3)	–	–	–	–	–	–	558,313	256,824
	3/1/2022	9/2/2021	(4)	–	–	–	–	248,139	114,144	–	–
Michael Burnett	10/17/2019	10/21/2019	(5)	847,431	282,481	1.24	10/16/2029	–	–	–	–
	3/1/2022	–	(3)	–	–	–	–	–	–	59,554	27,395
	3/1/2022	3/1/2022	(4)	–	–	–	–	79,404	36,526	–	–
Benjamin Aronovitch	10/27/2020	10/12/2020	(5)	546,121	546,127	1.23	10/26/2030	–	–	–	–
	3/1/2022	–	(3)	–	–	–	–	–	–	48,853	22,472
	3/1/2022	3/1/2022	(4)	–	–	–	–	65,136	29,963	–	–
Stephen Johnson	10/27/2020	8/10/2020	(5)	70,619	–	1.23	10/26/2030	–	–	–	–

(1)

Amounts are calculated based on multiplying the number of shares underlying the RSUs and PSUs shown in the table by the per share closing price of our common stock on December 30, 2022 (i.e., the last trading day of our last completed fiscal year), which was $0.46.

(2)	These options were granted under the OfferPad 2016 Stock Option and Grant Plan (the “2016 Plan”) and were fully vested and exercisable as of December 31, 2022.

(3)

Amounts reflect the number of PSUs eligible to performance vest based on the attainment of applicable performance targets; the PSUs were granted under our 2021 Plan. Each of the PSUs will vest based on both (i) the achievement of pre-determined price per share goals over the Performance Period; and (ii) the applicable executive’s continued employment or service through the end of the Performance Period. These awards are subject to certain accelerated vesting provisions in connection with a qualifying termination of the executive’s employment, as further described under the section titled “Potential Payments Upon Termination or Change in Control” below.

(4)

These RSUs were granted under our 2021 Plan. Each of these RSU awards vests with respect to one-third of the RSUs on each of the first three anniversaries of September 2, 2021 (for Mr. Bair) or March 1, 2022 (for each other NEO), subject to the applicable executive’s continued employment through the applicable vesting date. These awards are subject to certain accelerated vesting provisions in connection with a qualifying termination of the executive’s employment, as further described under the section titled “Potential Payments Upon Termination or Change in Control” below.

(5)

Each of these options vests and becomes exercisable over a four-year period, subject to the executive’s continued employment with the Company or its affiliates through the applicable vesting date, as follows: (i) 25% of the shares underlying the option on the first annual anniversary of the vesting commencement date and (ii) 75% of the shares underlying the option in 12 substantially equal installments on each quarterly anniversary of the vesting commencement date thereafter. In addition, upon the occurrence of a “sale event” (as defined in the 2016 Plan), the option will accelerate and become fully vested and exercisable.

58	Offerpad Solutions Inc. 2023 Proxy Statement	EXECUTIVE COMPENSATION TABLES

Option Exercises and Stock Vested in Fiscal 2022

The following table sets forth certain information concerning options exercised and RSUs vested for our NEOs during the year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Brian Bair	–	–	124,069	173,697
Michael Burnett	–	–	–	–
Benjamin Aronovitch	–	–	–	–
Stephen Johnson	494,334	563,541	–	–

(1)	Amounts are calculated by multiplying the number of shares as to which the option was exercised by the market price of the shares on the exercise date, net of the exercise price.

(2)	Amounts are calculated by multiplying the number of shares vested by our closing stock price on the vesting date.

Potential Payments Upon Termination or Change in Control

Executive Employment Agreements

As noted above, we are party to employment agreements with each of our NEOs. The employment agreements provide severance benefits and payments to certain of our NEOs upon qualifying terminations of their employment, including in connection with a “change in control,” as summarized below.

Brian Bair

Under Mr. Bair’s employment agreement, as in effect as of December 31, 2022, on a termination of Mr. Bair’s employment by the Company without “cause” or by Mr. Bair for “good reason” (each, as defined in the employment agreement), Mr. Bair is eligible to receive the following severance payments and benefits:

(i)

(A) an amount equal to 1.0 multiplied by Mr. Bair’s then current base salary, payable in substantially equal installments in accordance with the Company’s normal payroll practices over 12 months following the date of termination; or (B) if such termination occurs within the period commencing three months prior to and ending one year following the date on which a Change in Control is consummated (a “CIC Termination”), an amount equal to 1.5 multiplied by the sum of Mr. Bair’s then current base salary and target bonus, generally payable in installments over 18 months following the date of termination or, if the CIC Termination occurs on or within one year following the Change in Control, in a single lump sum within 30 days following the date of termination;

(ii)

if such termination is a CIC Termination, an amount equal to the pro-rata portion of Mr. Bair’s annual bonus that would have otherwise been earned by Mr. Bair for the year in which the termination occurs (determined in accordance with the employment agreement and pro-rated based on the number of days Mr. Bair was employed by the Company during such year), payable no later than March 15 of the year following the year in which the termination occurs;

(iii)	Company-paid healthcare coverage and life insurance for up to 12 months (or, if such termination is a CIC Termination, 18 months) following the date of termination; and

(iv)

if such termination is a CIC Termination, any then-outstanding unvested Company equity compensation award that vests solely based on time shall become fully vested on an accelerated basis as of the date of termination, and any equity compensation awards that are subject to performance conditions shall be treated in accordance with the terms and conditions set forth in the applicable award agreement.

Mr. Bair’s eligibility to receive such severance payments and benefits upon a qualifying termination of his employment, as described above, is subject to his timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with restrictive covenants described above under the section above entitled “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Named Executive Officer Employment Agreements”.

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In addition, Mr. Bair’s employment agreement includes a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to Mr. Bair will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to him.

Michael Burnett; Benjamin Aronovitch

Under the A&R employment agreements, on a termination of the employment of Messrs. Burnett or Aronovitch by the Company without “cause”, by the executive for “good reason” (each, as defined in the applicable A&R employment agreement) or by reason of a non-renewal of the term by the Company, the executive is eligible to receive the following severance payments and benefits:

(i)

(A) an amount equal to the executive’s then-current annual base salary, payable in substantially equal installments in accordance with the Company’s normal payroll practices over 12 months following the date of termination; or (B) if such termination is a CIC Termination, an amount equal to the sum of the executive’s then current base salary and target bonus, generally payable in installments over 12 months following the date of termination or, if the CIC Termination occurs on or within one year following the Change in Control, in a single lump sum within 30 days following the date of termination;

(ii)

if such termination is a CIC Termination, an amount equal to the pro-rata portion of the executive’s annual bonus that would have otherwise been earned by the executive for the year in which the termination occurs (determined in accordance with the executive’s A&R employment agreement and pro-rated based on the number of days the executive was employed by the Company during such year), payable no later than March 15 of the year following the year in which the termination occurs; and

(iii)

if such termination is a CIC Termination, any then-outstanding unvested Company equity compensation award that vests solely based on time shall become fully vested on an accelerated basis as of the date of termination (or upon the Change in Control, if later), and any equity compensation awards that are subject to performance conditions shall be treated in accordance with the terms and conditions set forth in the applicable award agreement.

The eligibility of the executive to receive such severance payments and benefits upon a qualifying termination of employment, as described above, is subject to his timely execution and non-revocation of a general release of claims in favor of the Company and continued compliance with the restrictive covenants described above under “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Named Executive Officer Employment Agreements”.

In addition, under their respective A&R employment agreements, the options granted to Messrs. Burnett and Aronovitch (i) will accelerate and become fully vested and exercisable upon a “sale event” of the Company (as defined in the 2016 Plan) and (ii) may be exercised for a period of up to one year following a termination of service with the Company for any reason. Additional information on the executives’ outstanding option awards can be found under the section titled “—Outstanding Equity Awards at Fiscal Year-End” above.

Further, the A&R employment agreements include a “best pay” provision under Section 280G of the Code, pursuant to which any “parachute payments” that become payable to Messrs. Burnett or Aronovitch will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Code, whichever results in the better after-tax treatment to him.

PSU Awards

Under the PSU award agreements, upon a Change in Control that is not a Non-Transactional Change in Control (as defined in the applicable award agreement), a number of PSUs will become “earned” based on the greater of (i) the CIC Price and (ii) greatest Average Price Per Share Goal attained prior to the Change in Control. We refer to these as the “Earned CIC PSUs”. However, if the CIC Price is less than $10.00 per share, no more than 100% of the Target PSUs will be become Earned CIC PSUs. To the extent a PSU award is assumed by the acquiror in connection with the Change in Control, any Earned CIC PSUs will convert into a time-vesting award that, following the Change in Control, will remain outstanding and eligible to vest on the last day of the Performance Period, subject to the applicable executive’s continued employment or service through such date. To the extent the PSU award is not so assumed, 100% of any Earned CIC PSUs will vest as of immediately prior to the Change in Control. Any PSUs that do not become Earned CIC PSUs as of the Change in Control will be forfeited and terminated.

60	Offerpad Solutions Inc. 2023 Proxy Statement	EXECUTIVE COMPENSATION TABLES

With respect to the PSU awards granted to the NEOs, on a termination of the executive’s employment or service by the Company without “cause” or by the executive for “good reason” (each, as defined in the applicable executive’s employment agreement) within three months prior to, on or following a Change in Control, then:

(i)

If such termination occurs within three months prior to a Change in Control (other than a Non-Transactional Change in Control), then, during such three-month period, the PSU award will remain outstanding and eligible to vest in connection with such Change in Control, as described above.

(ii)	If such termination occurs on or following a Change in Control (other than a Non-Transactional Change in Control), any Earned CIC PSUs as of such termination will fully vest on an accelerated basis.

(iii)

If such termination occurs on or after a Non-Transactional Change in Control, the number of earned PSUs (if any), based on the greatest Average Price Per Share Goal attained prior to the date of termination, will fully vest on an accelerated basis.

If the executive’s employment or service terminates without “cause” or for “good reason” and a Change in Control does not occur within three months following such termination, the number of earned PSUs (if any), based on the greatest Average Price Per Share Goal attained as of the three-month anniversary of the date of termination will fully vest on an accelerated basis in an amount equal to the lesser of (x) such number of earned PSUs and (y) the number of Target PSUs; any such earned PSUs that do not fully vest in accordance with the foregoing shall remain outstanding and eligible to vest on the on last day of the Performance Period, subject to the attainment of the Minimum Share Price Goal.

If an executive experiences a termination of employment or service for any reason other than due to a qualifying termination as described above, all PSUs subject to the award that are not then-vested in full (including any earned PSUs) automatically will be forfeited and terminated as of the date of termination without consideration.

Under the respective award agreements, each award is subject to forfeiture upon a breach of any restrictive covenants applicable to the executive, including, for Mr. Bair, those set forth in his employment agreement (as described above under “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Named Executive Officer Employment Agreements”).

Stephen Johnson Termination

On October 3, 2022, Mr. Johnson’s employment with the Company was terminated by the Company without “cause” (as defined in Mr. Johnson’s employment agreement). In connection with such termination of employment, we paid or provided Mr. Johnson with the following severance payments and benefits in 2022, pursuant to his employment agreement with the Company:

(i)	an amount equal to six months of his then-current base salary, payable in equal installments in accordance with the Company’s normal payroll policies; and

(ii)	Company-subsidized healthcare coverage at the same levels as in effect on the date of termination for up to six months following the date of termination.

In consideration of the severance payments and benefits described above, Mr. Johnson was required to execute a general release of claims in favor of the Company. In addition, Mr. Johnson’s eligibility to receive or retain such severance payments and benefits is subject to his continued compliance with the restrictive covenant obligations described above under “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Named Executive Officer Employment Agreements.”

In addition, in connection with his termination of employment, all of Mr. Johnson’s equity awards were, to the extent then unvested, cancelled and forfeited.

EXECUTIVE COMPENSATION TABLES	Offerpad Solutions Inc. 2023 Proxy Statement	61

Estimated Potential Payments

The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a “change in control”, in any case, occurring on December 31, 2022. However, for Mr. Johnson, amounts shown reflect the actual severance payments and benefits provided to Mr. Johnson in connection with his termination of employment in 2022. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his employment that are available to all salaried employees.

Name	Payment or Benefit	Termination Without Cause, for Good Reason or due to Non-Renewal (no Change in Control) ($)(1)	Change in Control (no Termination) ($)(2)	Termination Without Cause, for Good Reason or due to Non-Renewal in Connection with a Change in Control ($)
Brian Bair	Cash	650,000	–	1,950,000
	Equity Acceleration(3)	–	–	114,144
	Continued Healthcare	14,875	–	14,875
	Total(4)	664,875	–	2,079,019
Michael Burnett	Cash	400,000	–	700,000
	Equity Acceleration (3)	–	–	36,526
	Continued Healthcare	12,110	–	12,110
	Total(4)	412,110	–	748,636
Benjamin Aronovitch	Cash	375,000	–	656,250
	Equity Acceleration(3)	–	–	29,963
	Continued Healthcare	19,930	–	19,930
	Total(4)	394,930	–	706,143
Stephen Johnson	Cash	175,000	–	–
	Equity Acceleration(3)	–	–	–
	Continued Healthcare	9,018	–	–
	Total(4)	184,018	–	–

(1)

Amounts reflect the payments that would be made to Messrs. Bair, Burnett and Aronovitch on a termination of employment by the Company without “cause,” by the executive for “good reason” (each, as defined in the applicable Employment Agreement) or, with respect to Messrs. Burnett and Aronovitch, due to the Company’s non-renewal of the employment term.

(2)	With respect to options, RSU and PSU awards, amounts assume the awards are assumed or substituted in connection with the Change in Control.

(3)

Amounts reflected (if any) were calculated by (i) multiplying the number of accelerated shares of common stock underlying the award by $0.46, the closing trading price of our common stock on December 30, 2022 (i.e., the last trading day of our last completed fiscal year) and (ii) for the option awards, subtracting the exercise price for the options. With respect to options with an exercise price greater than $0.46 (the closing trading price of our Common Stock on December 30, 2022), no value has been included in the table above.

(4)

Amounts shown for Mr. Johnson are the actual severance payments and benefits paid or provided to Mr. Johnson in connection with his termination of employment in 2022; amounts shown for each other NEO are the maximum potential payment the NEO would have received as of December 31, 2022. Amounts of any reduction pursuant to a 280G best pay provision, if any, would be calculated upon actual termination of employment.

62	Offerpad Solutions Inc. 2023 Proxy Statement	EXECUTIVE COMPENSATION TABLES

Pay Versus Performance Table
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal
years ended
December
 31, 2021 and 2022, and our financial performance for each such fiscal year:

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(3)	Net Income (Loss) ($)	Adjusted EBITDA ($) (4)
2022	7,830,078	990,131	1,356,913	(5,286,494)	5.23	68.36	(148,612,671)	(103,796,099)
2021	783,689	15,051,082	652,061	5,856,732	72.72	98.95	6,460,301	29,910,482
(1)
Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2022	Brian Bair	Mike Burnett, Benjamin Aronovitch and Stephen Johnson
2021	Brian Bair	Mike Burnett, Benjamin Aronovitch and Stephen Johnson
2020	Brian Bair	Benjamin Aronovitch and Stephen Johnson
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2021		2022
Adjustments	PEO ($)	Average Non-PEO NEOs ($)	PEO ($)	Average Non-PEO NEOs ($)

Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	–	–	(7,172,453)	(799,054)

Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	–	–	158,809	37,580

Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	–	–	173,697	–

Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	–	3,347,011	–	(2,104,845)

Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	14,267,393	1,857,660	–	(796,934)

Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	–	–	–	(2,980,154)

Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	–	–	–	–

Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	–	–	–	–

Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	–	–	–	–

Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	–	–	–	–

TOTAL ADJUSTMENTS	14,267,393	5,204,671	(6,839,947)	(6,643,407)

EXECUTIVE COMPENSATION TABLES	Offerpad Solutions Inc. 2023 Proxy Statement	63

(2)
Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting RSU awards, the closing price per share on the applicable year-end
date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s); (ii) for market-based awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end
date(s), which utilizes multiple input variables to estimate the probability of satisfying the market condition est ablish
ed for the award, including the expected volatility of our stock price based on the average historical volatility of similar publicly traded companies, a risk-free interest rate using the rate of return on U.S. treasury notes equal to the remaining contractual term of the award, and an expected dividend yield of 0% and (iii) for stock options, a Black Scholes value as of the applicable year-end
or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using updated assumptions as of the revaluation date. We provide information regarding the assumptions used to calculate the valuation of the award in Notes 1 and 11 to the consolidated financial statements included in the Annual Report on Form
10-K
filed on February 28, 2023.

(3)
For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the NASDAQ Real Estate and Other Financial Services Index (the “Peer Group”), assuming a $100 investment on September 1, 2021.

(4)	Adjusted EBITDA is a non-U.S. generally accepted accounting principle (“GAAP”) financial measure, which our management team uses to assess our underlying financial performance.
Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR,
(ii) our Peer Group TSR,
(iii) our net income,
and (iv) our Adjusted EBITDA, in each case, for the fiscal years ended December 31, 2021 and 2022.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

64	Offerpad Solutions Inc. 2023 Proxy Statement	EXECUTIVE COMPENSATION TABLES

Pay Versus Performance Tabular List
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2022:

•	Revenue;

•	Adjusted EBITDA; and

•	Stock price.
For additional details regarding our most important financial performance measures, please see the section entitled “
Cash Incentive Compensation
” in the CD&A above.

2022 DIRECTOR COMPENSATION	Offerpad Solutions Inc. 2023 Proxy Statement	65

2022 DIRECTOR COMPENSATION

Director Compensation Program

We maintain a non-employee director compensation program (the “Director Compensation Program”), which provides for annual cash retainer fees and long-term equity awards for each of our non-employee directors, other than Roberto Sella (each, an “Eligible Director”). The Director Compensation Program consists of the following components:

Cash Compensation:

•	Annual Retainer: $50,000

●	Annual Committee Chair Retainer:

•	Audit: $20,000

•	Compensation: $20,000

•	Nominating and Governance: $10,000

●	Annual Committee Member (Non-Chair) Retainer:

•	Audit: $10,000

•	Compensation: $10,000

•	Nominating and Governance: $5,000

●	Lead Independent Director: $25,000

The annual cash retainers will be paid in quarterly installments in arrears. Annual cash retainers will be pro-rated for any partial calendar quarter of service.

Equity Compensation:

•

Initial Grant: Each Eligible Director who is initially elected or appointed to serve on our Board will be granted, automatically on the date on which such Eligible Director is appointed or elected to serve on the Board, an award of RSUs with an aggregate value of $300,000.

Each Initial Grant will vest with respect to one-third of the RSUs on each of the first three anniversaries of the grant date, subject to continued service

●

Annual Grant: An Eligible Director who is serving on our Board as of the date of an annual meeting of stockholders automatically will be granted, on the date of such annual meeting, an award of RSUs with an aggregate value of $150,000.

Each Annual Grant will vest in full on the earlier to occur of the first anniversary of the grant date and the date of the next annual meeting following the grant date, subject to continued service.

●	Award Terms:

The number of RSUs subject to an Initial Grant and/or Annual Grant will be determined by dividing the value of the award by the average closing price of the Company’s common stock for the 30 consecutive calendar days prior to (and including) the date immediately preceding the applicable grant date.

In addition, each equity award granted to an Eligible Director under the Director Compensation Program will vest in full immediately prior to the occurrence of a “change in control” (as defined in the 2021 Plan), to the extent the Eligible Director will not become, as of immediately following such change in control, a board member of the Company or its ultimate parent company.

Compensation under the Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2021 Plan.

Director Deferred Compensation Plan

We also maintain the Offerpad Solutions, Inc. Deferred Compensation Plan for Directors (the “Deferred Compensation Plan”), which permits our non-employee directors to (i) receive all or a portion of their annual cash retainers (including any cash retainers for service on a committee) earned under the Director Compensation Program in the form of fully vested RSUs and (ii) defer the settlement of all or a portion of any RSU awards granted under the Director Compensation Program.

66	Offerpad Solutions Inc. 2023 Proxy Statement	2022 DIRECTOR COMPENSATION

With respect to 2022, Kenneth DeGiorgio, Alexander Klabin, Ryan O’Hara and Sheryl Palmer each elected to defer 100% of their annual cash retainers and RSU awards earned or granted under the Director Compensation Program.

Director Compensation Table

The following table sets forth compensation paid to or earned by our non-employee directors during the year ended December 31, 2022.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Katie Curnutte	60,000	150,000	210,000
Kenneth DeGiorgio	90,278(3)	150,000	240,278
Alexander Klabin	70,000(3)	150,000	220,000
Ryan O’Hara	75,000(3)	150,000	225,000
Sheryl Palmer	75,000(3)	150,000	225,000
Roberto Sella	–	–	–

(1)

Brian Bair, our Chief Executive Officer, did not receive any compensation for his services as a member of our Board in 2022; the compensation paid to Mr. Bair for the services he provided to our Company during 2022 is reflected in the section titled, “Executive Compensation Tables—Summary Compensation Table.”

(2)

Amounts reflect the full grant-date fair value of RSU awards granted during 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all such awards made to our directors in Notes 1 and 11 to the consolidated financial statements included in the Annual Report on Form 10-K filed on February 28, 2023.

(3)

Amounts include the full value of the named individual’s annual cash retainer (including any cash retainers for service on a committee), including any portion thereof that was paid in the form of fully vested RSUs, pursuant to the named individual’s election under the Deferred Compensation Plan. The number of RSUs granted is determined by dividing the value of the aggregate amount of cash fees earned by the closing price of the Company’s common stock on the applicable date the cash fees would have otherwise been paid.

The following table shows the aggregate numbers of options (exercisable and unexercisable) and outstanding RSU awards held as of December 31, 2022 by each non-employee director.

Name	RSU Awards Outstanding at 2022 Fiscal Year End (#)(A)
Katie Curnutte	55,752
Kenneth DeGiorgio	157,674
Alexander Klabin	135,766
Ryan O’Hara	140,584
Sheryl Palmer	140,584
Roberto Sella	–

(A)

Amounts include RSUs which have vested, but have not yet been settled in shares of our common stock, pursuant to the named individual’s election to defer settlement thereof under the Deferred Compensation Plan, as set forth in the following table:

Name	Vested and Unsettled RSU Awards Outstanding at 2022 Fiscal Year End (#)
Kenneth DeGiorgio	101,922
Alexander Klabin	80,014
Ryan O’Hara	84,832
Sheryl Palmer	84,832

CEO PAY RATIO	Offerpad Solutions Inc. 2023 Proxy Statement	67

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of our Chief Executive Officer’s annual total compensation to the annual total compensation of our other employees.

The annual total compensation for 2022 for our Chief Executive Officer was $7,830,078, as reported in the Summary Compensation Table. The annual total compensation for 2022 for our median employee, identified as discussed below, was $63,272, calculated in accordance with the rules applicable to the Summary Compensation Table. Based on this information, for 2022, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees was approximately 124 to 1.

Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure

We chose December 31, 2022 as the date for establishing the employee population used in identifying the median employee and used calendar year 2022 as the measurement period. We identified the median employee using the consistently applied compensation measure of wages and other compensation as reported in Box 1 on Form W-2 for each employee employed as of December 31, 2022 (other than our Chief Executive Officer). We captured all full-time, part-time, seasonal and temporary employees, consisting of approximately 944 individuals.

The annual total compensation of the median employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported above should not be used as a basis for comparison between companies by other companies. In addition, we expect the Company’s annually reported pay ratio may vary significantly year over year, given the size of the Company and the potential variability in Company employee compensation.

68	Offerpad Solutions Inc. 2023 Proxy Statement	EQUITY COMPENSATION PLAN INFORMATION TABLE

EQUITY COMPENSATION PLAN INFORMATION TABLE

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)
Equity compensation plans approved by security holders(1)	–		–		23,925,056	(2)
Options to purchase common stock	17,727,123	(3)	$1.02	(4)	–
Restricted stock units	3,905,603	(5)	–		–
Equity compensation plans not approved by security holders	–		–		–
Total	21,632,726		$1.02		23,925,056

(1)

Consists of the OfferPad 2016 Stock Option and Grant Plan (the “2016 Plan”), the Offerpad Solutions Inc. 2021 Incentive Award Plan (the “2021 Plan”) and the Offerpad Solutions Inc. 2021 Employee Stock Purchase Plan (“ESPP”).

(2)	No additional awards will be granted under the 2016 Plan and, as a result, no shares remain available for issuance for new awards under the 2016 Plan.

The number of shares of our Class A common stock available for issuance under the 2021 Plan increases annually on the first day of each calendar year, beginning on and including January 1, 2022 and ending on and including January 1, 2031 equal to the lesser of (i) a number of shares such that the aggregate number of shares of Class A common stock available for grant under the 2021 Plan immediately following such increase shall be equal to 5% of the number of fully-diluted shares on the final day of the immediately preceding calendar year and (ii) such smaller number of shares of Class A common stock as is determined by our board of directors.

The number of shares of our Class A common stock available for issuance under the ESPP increases annually on the first day of each calendar year, beginning on and including January 1, 2022 and ending on and including January 1, 2031, by the lesser of (a) a number of shares such that the aggregate number of shares of Class A common stock available for grant under the ESPP immediately following such increase shall be equal to 1% of the number of fully-diluted shares on the final day of the immediately preceding calendar year and (b) such smaller number of shares of Class A common stock as determined by our board of directors; provided that, no more than 50,000,000 shares of Class A common stock may be issued under the ESPP.

(3)	Consists of 16,718,223 outstanding options to purchase Class A common stock under the 2016 Plan and 1,008,900 outstanding options to purchase Class A common stock under the 2021 Plan.

(4)	As of December 31, 2022, the weighted-average exercise price of outstanding options under the 2016 Plan and the 2021 Plan was $0.79 and $4.89, respectively.

(5)	Consists of 1,965,427 outstanding RSUs and 1,940,176 outstanding target PSUs under the 2021 Plan. As of December 31, 2022, no RSUs or PSUs have been granted under the 2016 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	Offerpad Solutions Inc. 2023 Proxy Statement	69

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth the beneficial ownership of Offerpad’s Class A Common Stock and Class B Common Stock as of April 13, 2023 by:

●	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of Offerpad’s Class A Common Stock or Class B Common Stock;

●	each of Offerpad’s current named executive officers and directors; and

●	all current executive officers and directors of Offerpad as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 384,587,295 shares of Class A Common Stock and 14,816,236 shares of Class B Common Stock outstanding as of April 13, 2023. “Percentage of Total Voting Power” represents voting power with respect to all outstanding shares of our Class A Common Stock and Class B Common Stock, as a single class, as of April 13, 2023. The holders of our Class B Common Stock are entitled to 10 votes per share, and holders of our Class A Common Stock are entitled to one vote per share. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 13, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, Offerpad believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

70	Offerpad Solutions Inc. 2023 Proxy Statement	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Class A Common Stock		Class B Common Stock		Percentage of Total Voting Power
Name and Address of Beneficial Owner(1)	Shares	%	Shares	%
5% or Greater Stockholders
Entities affiliated with LL Capital Partners I, L.P. and Roberto Sella(2)	145,823,391	37.9%	—	—	27.4%
First American Financial Corporation(3)	76,789,713	20.0%	—	—	14.4%
Named Executive Officers and Directors
Brian Bair(4)	18,688,800	4.8%	14,816,236	100.0%	31.2%
Stephen Johnson(5)	494,334	*	—	—	*
Michael Burnett(6)	1,008,165	*	—	—	*
Benjamin Aronovitch(7)	698,642	*	—	—	*
Katie Curnutte(8)	43,213	*	—	—	*
Kenneth DeGiorgio(10)	933,016	*	—	—	*
Alexander Klabin(9)(10)	10,512,941	2.7%	—	—	2.0%
Ryan O’Hara(10)	10,000	*	—	—	*
Sheryl Palmer(10)	35,000	*	—	—	*
Roberto Sella(2)	145,823,391	37.9%	—	—	27.4%
All directors and executive officers as a group (9 individuals)	177,753,289	45.3%	14,816,236	100.0%	60.3%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of those listed in the table above is 2150 E Germann Rd., Suite 1, Chandler, AZ 85286.

(2)

Based solely on a Schedule 13D/A filed with the SEC on April 5, 2023. Consists of (i) 92,685,278 shares of Class A Common Stock and 7,564,705 shares of Class A Common Stock held respectively by LL Capital Partners I, L.P. and by SIF V, LLC, and (ii) 45,573,408 shares of Class A Common Stock held directly by Roberto Sella. LLCP I GP, LLC is the general partner of LL Capital Partners I, L.P. and exercises voting and dispositive power over the shares noted herein held by LL Capital Partners I, L.P. LLCP II GP, LLC is the general partner of SIF V, LLC and exercises voting and dispositive power over the shares noted herein held by SIF V, LLC. Roberto Sella is the sole manager of SIF V, LLC and LLCP II GP, LLC. As the sole manager of SIF V, LLC and LLCP II GP, LLC, Roberto Sella may be deemed to have voting and dispositive power for the shares noted herein held by LL Capital Partners I, L.P. and SIF V, LLC. Each of LL Capital Partners I, L.P., SIF V, LLC and Roberto Sella separately disclaim beneficial ownership over the shares noted herein except to the extent of their pecuniary interest therein. The address for these entities and individuals is c/o LL Funds, LLC, 2400 Market Street Philadelphia, PA 19103.

(3)

Based solely on a Schedule 13D/A filed with the SEC on March 30, 2023. Consists of 76,789,713 shares of Class A Common Stock, held of record by First American Financial Corporation (“First American”). The management of First American exercises voting and dispositive power with respect to these securities. The board of directors of First American is responsible for appointing all of the members of management, and no member of the board of directors of First American is deemed to beneficially own the shares of Class A Common Stock held by First American. The address for First American Financial Corporation is 1 First American Way, Santa Ana, CA 97207.

(4)

Based on a Schedule 13D/A filed with the SEC on February 3, 2023 and other information known to the Company. Consists of (i) 12,261,865 shares of Class A Common Stock held directly, (ii) 2,648,229 shares of Class A Common Stock held by the BBAB 2021 Irrevocable Trust, (iii) 893,016 shares of Class A Common Stock held by The BBAB Living Trust, (iv) 14,504,991 shares of Class B Common Stock held directly, (v) 311,245 shares of Class B Common Stock held by the BBAB 2021 Irrevocable Trust and (vi) 2,885,690 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of April 13, 2023.

(5)	Based on information known to the Company as of October 3, 2022, the date of Mr. Johnson’s departure from the Company, consists of 494,334 shares of Class A Common Stock.

(6)

Consists of (i) 19,493 shares of Class A Common Stock and (ii) 988,672 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of April 13, 2023.

(7)

Consists of (i) 15,990 shares of Class A Common Stock and (ii) 682,652 shares of Class A Common Stock that would be issuable upon exercise of options exercisable as of or within 60 days of April 13, 2023.

(8)	Consists of (i) 12,359 shares of Class A Common Stock and (ii) 30,674 shares of Class A Common Stock underlying RSUs that will vest within 60 days of April 13, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	Offerpad Solutions Inc. 2023 Proxy Statement	71

(9)

Consists of (i) 7,187,191 shares of Class A Common Stock and (ii) 3,325,750 warrants to purchase shares of Class A Common Stock that became exercisable beginning on October 23, 2021 held by an entity controlled by Mr. Klabin.

(10)

Does not include 143,894 shares of Class A Common Stock for Mr. Klabin, 177,662 shares of Class A Common Stock for Mr. DiGiorgio, and 151,084 shares of Class A Common Stock for each of Mr. O’Hara and Ms. Palmer, associated with RSUs that have vested or will vest within 60 days of April 13, 2023, but have not yet been settled in shares of our Class A Common Stock, pursuant to the named individual’s election to defer settlement thereof under the Deferred Compensation Plan.

72	Offerpad Solutions Inc. 2023 Proxy Statement	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our legal team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our legal department is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairperson of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

All transactions described below that were entered into following the Closing were undertaken in compliance with our Related Person Transaction Policy described above, including review and approval by our Audit Committee

Relationships and Transactions with Directors, Executive Officers and Significant Stockholders

Offerpad’s Related Party Transactions

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2022, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”

LL Credit Facilities

As of December 31, 2022, we have one senior secured credit facility with a related party and two mezzanine secured credit facilities with a related party. The following summarizes certain details related to these facilities as of December 31, 2022:

($ in thousands)	Borrowing Capacity	Outstanding Amount
Senior secured credit facility with a related party	$75,000	$17,398
Mezzanine secured credit facilities with a related party	$150,000	$42,788

Since October 2016, we have been party to a loan and security agreement (as amended from time to time, the “LL Funds Loan Agreement”), with LL Private Lending Fund, L.P. and LL Private Lending Fund II, L.P., both of which are affiliates of LL Capital Partners I, L.P., which holds more than 5% of our Class A Common Stock. Additionally, Roberto Sella, who is a member of our Board, is the managing partner of LL Funds. The LL Funds Loan Agreement is comprised of a senior secured credit facility and a mezzanine secured credit facility. In December 2022, the LL Funds Loan Agreement was amended and restated to, among other things, extend the maturity of the senior secured credit facility and mezzanine credit facility to March 31, 2024 and decrease the amounts we may borrow under the senior secured credit facility and a mezzanine secured credit facility to

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	Offerpad Solutions Inc. 2023 Proxy Statement	73

$75.0 million and $52.5 million, respectively. The LL Funds Loan Agreement also provides us with the option to borrow above the fully committed borrowing capacity, subject to the lender’s discretion. Refer to Note 7, Credit Facilities and Other Debt of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for further details about the facilities under the LL Funds Loan Agreement.

Since March 2020, we have also been party to a mezzanine loan and security agreement (as amended from time to time, the “LL Mezz Loan Agreement”), with LL Private Lending Fund II, L.P. In July 2022, the LL Mezz Loan Agreement was amended to, among other things, extend the maturity date for the facility from August 25, 2022 to June 7, 2024 and increase the maximum principal amount we may borrow to $97.5 million. Refer to Note 7, Credit Facilities and Notes Payable of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for further details about the mezzanine facility under the LL Mezz Loan Agreement.

We paid interest for borrowings under the LL facilities of $9.4 million during the year ended December 31, 2022.

Use of First American Financial Corporation’s Services

First American Financial Corporation (“First American”), which holds more than 5% of our Class A Common Stock, through its subsidiaries is a provider of title insurance and settlement services for real estate transactions and a provider of property data services. We use First American’s services in the ordinary course of our home-buying and home-selling activities. We paid First American $18.1 million during the year ended December 31, 2022 for its services, inclusive of the fees for property data services.

Warehouse Lending Facility with FirstFunding, Inc.

In July 2022, Offerpad Mortgage, LLC (“OPHL”), a wholly owned subsidiary of the Company, entered into a warehouse lending facility with FirstFunding, Inc. (“FirstFunding”), a wholly owned subsidiary of First American, which holds more than 5% of our Class A common stock. OPHL uses the warehouse lending facility to fund mortgage loans it originates and then sells to third-party mortgage servicers. The committed amount under the facility is $15.0 million and OPHL pays certain customary and ordinary course fees to FirstFunding under the facility, including a funding fee per loan and interest. There were no amounts outstanding under the facility as of December 31, 2022 and amounts paid under the facility were immaterial during the year ended December 31, 2022.

Compensation of Immediate Family Members of Brian Bair

Offerpad employs two of Brian Bair’s brothers, along with Mr. Bair’s sister-in-law. The following details the total compensation paid to Mr. Bair’s brothers and Mr. Bair’s sister-in-law during the year ended December 31, 2022:

($ in thousands)
Mr. Bair’s brother 1	$631
Mr. Bair’s brother 2	594
Mr. Bair’s sister-in-law	123
Total	$1,348

During the year ended December 31, 2022, Mr. Bair’s brothers and Mr. Bair’s sister-in-law received grants of equity awards under the 2021 Plan, which included awards of RSUs, PSUs and/or stock options, as follows:

	Number of RSUs	Number of Target PSUs	Number of Stock Options

Mr. Bair’s brother 1	84,367	126,551	—

Mr. Bair’s brother 2	79,404	119,107	—

Mr. Bair’s sister-in-law	3,000	—	6,000

Total	166,771	245,658	6,000

In addition, in June 2022, Mr. Bair’s brothers each entered into employment agreements with the Company with customary severance and other terms provided to similarly situated executives.

During February 2023, Mr. Bair’s brothers and Mr. Bair’s sister-in-law each received annual performance-based cash incentive payments, which totaled $0.5 million.

74	Offerpad Solutions Inc. 2023 Proxy Statement	CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

2023 Private Placement

On January 31, 2023, we entered into a pre-funded warrants subscription agreement (the “Subscription Agreement”) with certain investors (the “Investors”), including Brian Bair, our founder, Chief Executive Officer and Chairman of the Board, Roberto Sella, a member of our Board, First American, a holder of more than 10% of our Class A Common Stock, and Kenneth DeGiorgio, a member of our Board and Chief Executive Officer of First American, pursuant to which we sold and issued to the Investors an aggregate of 160,742,959 pre-funded warrants (the “Pre-funded Warrants”) to purchase shares (the “Warrant Shares”) of Class A Common Stock. The aggregate gross proceeds to the Company was approximately $90.0 million. Each Pre-funded Warrant was sold at a price of $0.5599 per Pre-funded Warrant and has an initial exercise price of $0.0001 per Pre-funded Warrant, subject to certain customary anti-dilution adjustment provisions. The exercise price for the Pre-funded Warrants can be paid in cash or on a cashless basis, and the Pre-funded Warrants have no expiration date. Pursuant to the Subscription Agreement, (i) Mr. Bair purchased 893,016 Pre-funded Warrants for approximately $0.5 million, (ii) Mr. Sella purchased 44,195,302 Pre-funded Warrants for approximately $24.7 million, (iii) First American purchased 44,650,830 Pre-funded Warrants for approximately $25.0 million, and (iv) Mr. DeGiorgio purchased 893,016 Pre-funded Warrants for approximately $0.5 million.

Under the terms of the Subscription Agreement, we have agreed to file a registration statement covering the resale of the Warrant Shares within ninety (90) calendar days after the January 31, 2023 (the “Filing Deadline”) and to use reasonable best efforts to cause the registration statement to be declared effective (i) in the event that the SEC does not review the registration statement, thirty (30) days after the Filing Deadline, or (ii) in the event that the SEC reviews the registration statement, seventy-five (75) days after the Filing Deadline (but in any event, no later than four (4) business days following the SEC indicating that it has no further comments on the registration statement). Pursuant to the terms of the Registration Rights Agreement (as defined below), any Pre-funded Warrant Shares acquired by Investors who are party to the Registration Rights Agreement will be considered “registrable securities” for purposes of the Registration Rights Agreement.

Supernova’s Related Party Transactions

Supernova entered into a forward purchase agreement with affiliates of Supernova Partners LLC (the “Supernova Sponsor”) pursuant to which such affiliates committed to purchase, and did purchase from Supernova 5,000,000 units, consisting of one share of Class A Common Stock and one-third of one warrant to purchase one share of Class A Common Stock for $10.00 per unit, or an aggregate amount of up to $50,000,000, in a private placement that closed concurrently with the closing of the Business Combination with Offerpad.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, Supernova, the Supernova Insiders and Offerpad entered into the Sponsor Support Agreement pursuant to which the Supernova Sponsor has agreed that 20% of its shares of Class B common stock issued in connection with the IPO (the “Sponsor Shares”) will be unvested and subject to forfeiture as of the Closing and will only vest if, during the five year period following the Closing, (i) the volume weighted average price of the Company’s Class A common stock equals or exceeds $12.00 for any twenty trading days within a period of thirty consecutive trading days or (ii) there is a change of control of the Company. Any Sponsor Shares that remain unvested after the fifth anniversary of the Closing will be forfeited.

Registration Rights Agreement

On the Closing Date, the Company, the Supernova Sponsor, certain independent directors of Supernova, the parties to the Supernova Forward Purchase Agreements, certain former stockholders of Offerpad and other parties entered into an Amended and Restated Registration Rights Agreement, dated September 1, 2021 (the “Registration Rights Agreement”), pursuant to which we have agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of our common stock and other equity securities that are held by the parties thereto from time to time. The Registration Rights Agreement will terminate on the earlier of (i) the five year anniversary of the date of the Registration Rights Agreement or (ii) with respect to any Holder (as defined therein), on the date that such Holder no longer holds any Registrable Securities (as defined therein).

STOCKHOLDERS’ PROPOSALS	Offerpad Solutions Inc. 2023 Proxy Statement	75

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 2150 E. Germann Road, Suite 1, Chandler, Arizona 85286 in writing not later than December 26, 2023.

Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Stockholders no earlier than February 9, 2024 and no later than March 10, 2024. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 8, 2024, then our Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2024 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, any notice of director nomination submitted to the Company must include the additional information required by Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2024 annual meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

76	Offerpad Solutions Inc. 2023 Proxy Statement	OFFERPAD’S ANNUAL REPORT ON FORM 10-K

OFFERPAD’S ANNUAL REPORT ON FORM 10-K

A copy of Offerpad’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 13, 2023 without charge upon written request addressed to:

Offerpad Solutions Inc.

Attention: Secretary

2150 E. Germann Road, Suite 1

Chandler, Arizona 85286

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 at investor.offerpad.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Benjamin A. Aronovitch

Chief Legal Officer and Secretary

Chandler, Arizona

April [    ], 2023

APPENDIX A	Offerpad Solutions Inc. 2023 Proxy Statement	A-1

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

THIRD RESTATED CERTIFICATE OF INCORPORATION

OF

OFFERPAD SOLUTIONS INC.

Offerpad Solutions Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:	That, resolutions were duly adopted by the Board of Directors of the Corporation recommending and declaring advisable that the Third Restated Certificate of Incorporation of the Corporation be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that Article IV of the Third Restated Certificate of Incorporation of the Corporation, as amended and/or restated to date, be amended and restated in its entirety to read as follows:

“That, effective as of 5 p.m. Eastern Time on the date this Certificate of Amendment of Third Restated Certificate of Incorporation is filed with the Office of the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[ ⚫ ][1] reverse stock split of the Corporation’s Class A Common Stock (as defined below) and Class B Common Stock (as defined below) shall become effective, pursuant to which (i) each [ ⚫ ][1] shares of Class A Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Class A Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Class A Common Stock from and after the Effective Time, and (ii) each [ ⚫ ][1] shares of Class B Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully-paid and nonassessable share of Class B Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Class B Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Class A Common Stock and Class B Common Stock following the Reverse Stock Split shall remain at $0.0001 per share. No fractional shares of Class A Common Stock and Class B Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, (i) with respect to holders of one or more certificates which formerly represented shares of Class A Common Stock or Class B Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share as reported by The New York Stock Exchange (as adjusted to give effect to the Reverse Stock Split) on the date of the Effective Time; provided that, whether or not fractional shares would be issuable as a result

[1]

Shall be a whole number between and including 10 and 60, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware).

A-2	Offerpad Solutions Inc. 2023 Proxy Statement	APPENDIX A

of the Reverse Stock Split shall be determined on the basis of (a) the total number of shares of Class A Common Stock or Class B Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (b) the aggregate number of shares of Class A Common Stock or Class B Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (ii) with respect to holders of shares of Class A Common Stock or Class B Common Stock in book-entry form in the records of the Company’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.”

The total number of shares of capital stock that the Corporation shall have authority to issue is 2,370,000,000, consisting of: (i) 2,000,000,000 shares of Class A common stock, having a par value of $0.0001 per share (the “Class A Common Stock”); (ii) 20,000,000 shares of Class B common stock, having a par value of $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Class A/B Common Stock”); (iii) 250,000,000 shares of Class C common stock, having a par value of $0.0001 per share (the “Class C Common Stock” and together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”); and (iv) 100,000,000 shares of preferred stock, having a par value of $0.0001 per share (the “Preferred Stock”).

SECOND:	That, at an annual meeting of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.

THIRD:	That, the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its [ ⚫ ] on this [ ⚫ ] day of [ ⚫ ], 2023.

OFFERPAD SOLUTIONS INC.

By:

APPENDIX B	Offerpad Solutions Inc. 2023 Proxy Statement	B-1

APPENDIX B

CERTIFICATE OF AMENDMENT

OF

THIRD RESTATED CERTIFICATE OF INCORPORATION

OF

OFFERPAD SOLUTIONS INC.

Offerpad Solutions Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:	That, resolutions were duly adopted by the Board of Directors of the Corporation recommending and declaring advisable that the Third Restated Certificate of Incorporation of the Corporation, as amended and/or restated to dated (the “Certificate of Incorporation”), be amended and that such amendments be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that the Certificate of Incorporation be amended by amending and restating Article IV of the Certificate of Incorporation in its entirety to read as follows:

“The total number of shares of capital stock that the Corporation shall have authority to issue is 2,100,000,000, consisting of 2,000,000,000 shares of Class A common stock, having a par value of $0.0001 per share (the “Common Stock”), and 100,000,000 shares of preferred stock, having a par value of $0.0001 per share (the “Preferred Stock”).”

RESOLVED FURTHER, that the Certificate of Incorporation be amended by amending and restating Section A of Article V of the Certificate of Incorporation in its entirety to read as follows:

“A. COMMON STOCK

1. General. The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2. Voting. Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders generally and shall be entitled to one (1) vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation, as may be amended and/or restated from time to time (including any Certificate of Designation (as defined below)) (this “Certificate of Incorporation”) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL.

Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto).

3. Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to receive, pro rata in accordance with the number of shares of Common Stock held by each holder, the payment of dividends on the Common Stock when, as and if declared by the

B-2	Offerpad Solutions Inc. 2023 Proxy Statement	APPENDIX B

Board of Directors from time to time out of the assets or funds legally available therefor in accordance with applicable law.

4. Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.”

RESOLVED FURTHER, that the Certificate of Incorporation be amended by amending and restating Section A of Article VI of the Certificate of Incorporation in its entirety to read as follows:

“A. The directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the whole Board. At each annual meeting of stockholders of the Corporation following the filing and effectiveness of this Certificate of Incorporation (the “Filing Effective Time”), the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. The Board is authorized to assign members of the Board already in office to their respective class. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal in accordance with this Certificate of Incorporation.”

RESOLVED FURTHER, that the Certificate of Incorporation be amended by amending and restating Section D of Article VI of the Certificate of Incorporation in its entirety to read as follows:

“D. Subject to the special rights of the holders of one or more outstanding series of Preferred Stock to elect directors, except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled (i) following the Sunset Date, by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director and (ii) until the Sunset Date, only by (a) the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director or (b) the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.”

RESOLVED FURTHER, that the Certificate of Incorporation be amended by adding new Section H to the end of Article VI of the Certificate of Incorporation to read as follows:

“H. For purposes of this Article VI and Article VII, references to:

(1) “Affiliate” means with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct or cause the direction of the affairs or management of that Person, whether through the ownership of

APPENDIX B	Offerpad Solutions Inc. 2023 Proxy Statement	B-3

voting securities, as trustee (or the power to appoint a trustee), as a personal representative or executor, by contract or otherwise, and “controlled” and “controlling” have meanings correlative to the foregoing.

(2) “Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

(3) “Specified Holders” means (a) LL Capital Partners I, L.P., and (b) Roberto Sella or any of their respective Affiliates.

(4) “Sunset Date” means the first date on which the Specified Holders cease to own, in the aggregate, 17.5% of the outstanding shares of Common Stock (to be calculated solely based on the Specified Holders’ ownership of Common Stock and without regard to the definition of beneficial ownership in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).”

RESOLVED FURTHER, that the Certificate of Incorporation be amended by amending and restating Section A of Article IX of the Certificate of Incorporation in its entirety to read as follows:

“A. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL. The provisions of Article IX(B) – (D) below shall continue in effect for so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act.”

RESOLVED FURTHER, that the Certificate of Incorporation be amended by amending Section D of Article IX of the Certificate of Incorporation by (i) amending and restating Section D.5 in its entirety to read as set forth below, and (ii) deleting Sections D.9 through D.11 and renumbering Section D.12 to be Section D.9:

“(5) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, further, that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below.”

RESOLVED FURTHER, that the Certificate of Incorporation be amended by amending and restating Section A of Article XIII of the Certificate of Incorporation in its entirety to read as follows:

“A. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, in addition to any vote required by applicable law, the following provisions in this Certificate of Incorporation may not be amended, altered, repealed or rescinded, in whole or in part, and no provision inconsistent therewith or herewith may be adopted, without the affirmative vote of the holders of at least two-thirds (66 2/3%) of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Article V, Article VI, Article VII, Article VIII, Article IX, Article X, Article XI, Article XII and this Article XIII.”

SECOND:	That, at an annual meeting of stockholders of the Corporation, the aforesaid amendments were duly adopted by the stockholders of the Corporation.

B-4	Offerpad Solutions Inc. 2023 Proxy Statement	APPENDIX B

THIRD:	That, the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its [ ⚫ ] on this [ ⚫ ] day of [ ⚫ ], 2023.

OFFERPAD SOLUTIONS INC.

By:

APPENDIX C	Offerpad Solutions Inc. 2023 Proxy Statement	C-1

APPENDIX C

Proposal 5(a)

Class B/C Elimination Amendment

(with deletion indicated by ~~strike-out~~ and addition indicated by underlining)

Article IV would be amended as follows:

ARTICLE IV

The total number of shares of capital stock that the Corporation shall have authority to issue is ~~2,370,000,000~~2,100,000,000, consisting of~~: (i)~~ 2,000,000,000 shares of Class A common stock, having a par value of $0.0001 per share (the “~~Class A~~ Common Stock”)~~; (ii) 20,000,000 shares of Class B common stock, having a par value of $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Class A/B Common Stock”); (iii) 250,000,000 shares of Class C common stock, having a par value of $0.0001 per share (the “Class C Common Stock” and together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”); and (iv)~~, and 100,000,000 shares of preferred stock, having a par value of $0.0001 per share (the “Preferred Stock”).

Section A of Article V would be amended as follows:

ARTICLE V

The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:

A.	COMMON STOCK

1. General. The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2. Voting. Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders generally and shall be entitled to one (1) vote for each share of ~~Class A~~Common Stock ~~and, until the Sunset Date, ten votes for each share of Class B Common Stock, in each case,~~ held of record by such holder as of the record date for determining stockholders entitled to vote on such matter~~. Except~~; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this ~~Restated~~ Certificate of Incorporation, as may be amended and/or restated from time to time (including any Certificate of Designation (as defined below)) (this “Certificate of Incorporation”) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock ~~or other classes of Common Stock~~ if the holders of such affected series of Preferred Stock ~~or Common Stock, as applicable,~~ are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL. ~~Except as otherwise required by law, shares of Class C Common Stock will not be entitled to vote with respect to any matter and will not entitle the record holder thereof to any voting powers.~~

~~Except as otherwise required pursuant to this Certificate of Incorporation and subject~~Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of ~~each class of~~ Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto).

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~~Except as otherwise required in this Certificate of Incorporation or by the DGCL, the holders of Common Stock (other than the holders of Class C Common Stock) will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with such holders of Common Stock, as a single class with the holders of Preferred Stock).~~

~~3. Dividends.~~

3. ~~(i)~~ Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to receive, pro rata in accordance with the number of shares of Common Stock held by each holder, the payment of dividends on the Common Stock when, as and if declared by the Board of Directors from time to time out of the assets or funds legally available therefor in accordance with applicable law.

~~(ii) Dividends of cash or property may not be declared or paid on any class of Common Stock unless a dividend of the same amount per share and same type of cash or property (or combination thereof) per share is concurrently declared or paid on the other classes of outstanding Common Stock.~~

~~(iii) In no event will any stock dividend, stock split, reverse stock split, combination of stock, subdivision, exchange, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless a corresponding Stock Adjustment for all other classes of Common Stock at the time outstanding is made in the same proportion and the same manner (unless such requirement is waived in advance by the written consent or affirmative vote of the holders of shares representing a majority of the voting power of any such other class of Common Stock (voting separately as a single class), in which event, no such Stock Adjustment need be made for such other class of Common Stock). Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.~~

4. Liquidation. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

~~5. Merger, Consolidation, Tender or Exchange Offer. Except as expressly provided in this Article V, all shares of Common Stock shall, as among each other, have the same rights, preferences and privileges and rank equally, share ratably and be identical in all respects as to all matters (unless holders of shares representing a majority of the voting power of any outstanding class of Common Stock (voting separately as a single class) waive such requirement in advance and in writing as to different treatment of such class of Common Stock, in which event different treatment may be permitted for such class of Common Stock). Without limiting the generality of the foregoing, unless such requirement as to different treatment of such class of Common Stock is waived in advance by the affirmative vote or written consent of holders of shares representing a majority of the voting power of any outstanding class of Common Stock (voting separately as a single class), in which event, different treatment may be permitted for such class of Common Stock, (1) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of any class of Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of any other class of Common Stock, and the holders of any class of Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of any other class of Common Stock, and (2) in the event of (a) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (b) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of any class of Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of any~~

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~~other class of Common Stock, and the holders of any class of Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of any other class of Common Stock; provided that, for the purposes of the foregoing clauses (1) and (2) and notwithstanding the first sentence of this Article V, Section A.5, in the event any such consideration includes securities, (x) the consideration payable to holders of Class B Common Stock shall be deemed the same form of consideration and at least the same amount of consideration on a per share basis as the holders of Class A Common Stock and Class C Common Stock on a per share basis if the only difference in the per share distribution to the holders of Class B Common Stock is that each share of the securities distributed to such holders has ten times the voting power of each share of the securities distributed to the holder of a share of Class A Common Stock, and (y) the consideration payable to holders of Class C Common Stock shall be deemed the same form of consideration and at least the same amount of consideration on a per share basis as the holders of Class A/B Common Stock on a per share basis if the only difference in the per share distribution to the holders of Class C Common Stock is that the securities distributed to such holders have no voting power, except as otherwise required by applicable law.~~

~~6. Transfer Rights. Subject to applicable law and the transfer restrictions set forth in Article VII of the Bylaws and Article V, Section A.7 of this Certificate of Incorporation, shares of Common Stock and the rights and obligations associated therewith shall be fully transferable to any transferee.~~

~~7. Conversion of Class B Common Stock.~~

~~(i) Voluntary Conversion. Each share of Class B Common Stock shall be convertible into one share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.~~

~~(ii) Automatic Conversion. Each share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock upon a Transfer, other than to a Qualified Stockholder, of such share.~~

~~(iii) Automatic Conversion of All Outstanding Class B Common Stock. Each share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock upon the earlier of (such date, the “Sunset Date”): (a) the date that is nine months following the date on which Founder (x) is no longer providing services, whether upon death, resignation, removal or otherwise, to the Corporation as a member of the senior leadership team, officer or director and (y) has not provided any such services for the duration of such nine-month period; and (b) the date as of which the Qualified Stockholders have Transferred, in the aggregate, more than seventy-five percent (75%) of the shares of Class B Common Stock that were held by the Qualified Stockholders immediately following the First Effective Time (as defined in the Merger Agreement).~~

~~(iv) Final Conversion of Class B Common Stock. On the Sunset Date, each share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock. Following such conversion, the reissuance of shares of Class B Common Stock shall be prohibited, and such shares shall be retired and cancelled in accordance with Section 243 of the DGCL and the filing with the Secretary of State of the State of Delaware required thereby, and upon such retirement and cancellation, all references to Class B Common Stock in this Certificate of Incorporation shall be eliminated.~~

~~(v) Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of Class B Common Stock into Class A Common Stock and the general administration of this multi-class stock structure, including the issuance of stock certificates (or the establishment of book-entry positions) with respect thereto, as it may deem reasonably necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion into Class A Common Stock has not occurred. A determination in good faith by the Secretary of the Corporation that a Transfer results or has resulted in a conversion into Class A Common Stock shall be conclusive and binding.~~

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~~(vi) Immediate Effect of Conversion. In the event of a conversion of shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Article V, Section A.7, including upon the Sunset Date, such conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred or immediately upon the Sunset Date at 11:59 p.m. Eastern Time, as applicable. Upon any conversion of Class B Common Stock into Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates (or book-entry position(s)) representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Article V, Section A.7 shall be retired and may not be reissued.~~

~~(vii) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.~~

~~8. No Further Issuances. Except for a dividend payable in accordance with Article V, Section A.3 or a Stock Adjustment effectuated in accordance with Article V, Section A.3, the Corporation shall not at any time after the First Effective Time issue any additional shares of Class B Common Stock, unless such issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class. After the Sunset Date, the Corporation shall not issue any additional shares of Class B Common Stock.~~

~~9. For purposes of this Article V, Section A, references to:~~

~~(i) “Change of Control Issuance” means the issuance by the Corporation, in a transaction or series of related transactions, of voting securities to any person or persons acting as a group as contemplated in Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor provision) that immediately prior to such transaction or series of related transactions held fifty percent (50%) or less of the total voting power of the outstanding voting securities of the Corporation (assuming that the Class A Common Stock and Class B Common Stock each entitle the holder thereof to one vote per share), such that, immediately following such transaction or series of related transactions, such person or group of persons would hold more than fifty percent (50%) of the total voting power of the outstanding voting securities of the Corporation (assuming that the Class A Common Stock and Class B Common Stock each entitle the holder thereof to one vote per share).~~

~~(ii) “Change of Control Transaction” means (a) the sale, lease, exclusive license, exchange, or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Board of Directors, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation), provided that any sale, lease, exclusive license, exchange or other disposition of property or assets exclusively between or among the Corporation and any direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”; (b) the merger, consolidation, business combination, or other similar transaction of the Corporation with any other entity, other than a merger, consolidation, business combination, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the outstanding voting securities of the Corporation (or such surviving or parent entity) or more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s (or such surviving or parent entity’s) capital stock, in each case as outstanding immediately after such merger, consolidation, business combination, or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation,~~

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~~business combination, or other similar transaction continuing to own voting securities of the Corporation, the surviving entity or its parent immediately following the merger, consolidation, business combination, or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned of the voting securities of the Corporation immediately prior to the transaction; (c) a recapitalization, liquidation, dissolution, or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation (or such surviving or parent entity) or more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s (or such surviving or parent entity’s) capital stock, in each case as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction continuing to own voting securities of the Corporation, the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis-à-vis each other) as such stockholders owned of the voting securities of the Corporation immediately prior to the transaction; and (d) any Change of Control Issuance.~~

~~(iii) “Dispositive Power” means the power to directly or indirectly cause a Transfer of the owner’s shares (including, without limitation, the power to direct a trustee of a Permitted Trust to Transfer such Permitted Trust’s shares).~~

~~(iv) “Family Member” means an individual’s spouse, ex-spouse, domestic partner, lineal (including by adoption) descendant or antecedent, brother or sister, or the spouse or domestic partner of any child, adopted child or grandchild (including by adoption) of such individual.~~

~~(v) “Founder” means Brian Bair.~~

~~(vi) “Permitted Entity” means, with respect to a Qualified Stockholder, (i) a corporation in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains Dispositive Power and Voting Control with respect to the shares of Class B Common Stock held by such corporation; (ii) a partnership in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains Dispositive Power and Voting Control with respect to the shares of Class B Common Stock held by such partnership; or (iii) a limited liability company in which such Qualified Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Qualified Stockholder retains Dispositive Power and Voting Control with respect to the shares of Class B Common Stock held by such limited liability company.~~

~~(vii) “Permitted Foundation” means with respect to a Qualified Stockholder: (i) a trust or private non-operating organization that is tax-exempt under Section 501(c)(3) of the Code so long as such Qualified Stockholder has Dispositive Power and Voting Control with respect to the shares of Class B Common Stock held by such trust or organization and the Transfer to such trust does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust or organization) to such Qualified Stockholder.~~

~~(viii) “Permitted IRA” means an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code (the “Code”), or a pension, profit sharing, stock bonus or other type of plan or trust of which a Qualified Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Code; provided that in each case such Qualified Stockholder has Dispositive Power and Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust.~~

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~~(ix) “Permitted Transfer” means, and is restricted to, any Transfer of a share of Class B Common Stock: (i) by a Qualified Stockholder to (A) any Permitted Trust of such Qualified Stockholder, (B) any Permitted IRA of such Qualified Stockholder, (C) any Permitted Entity of such Qualified Stockholder, and (D) any Permitted Foundation of such Qualified Stockholder; or (ii) by a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation of a Qualified Stockholder to (A) such Qualified Stockholder, or (B) any other Permitted Entity of such Qualified Stockholder.~~

~~(x) “Permitted Trust” means with respect to a Qualified Stockholder a trust which (i) is held for the benefit of such Qualified Stockholder and/or one or more Family Members of the Qualified Stockholder in which no person other than such Qualified Stockholder and/or one or more Family Members of the Qualified Stockholder is then a beneficiary entitled to distributions of income or principal from such trust, and (ii) confers upon the Qualified Stockholder a Dispositive Power and Voting Control with respect to the shares of Class B Common Stock held by such trust.~~

~~(xi) “Qualified Stockholder” means (a) Founder; (b) any other registered holder of a share of Class B Common Stock immediately following the First Effective Time; (c) the initial registered holder of any shares of Class B Common Stock that are originally issued by this Corporation pursuant to the exercise, conversion or settlement of a Right (provided that such Right was issued to and at all times held by a holder who would have been a Qualified Stockholder if such Right had been a share and without reference to this clause (c)); (d) each natural person who Transfers shares of, or Rights for, Class B Common Stock to a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation that is or becomes a Qualified Stockholder in connection with such Transfer; or (e) a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.~~

~~(xii) “Rights” means any option, restricted stock unit, warrant, conversion right or contractual right of any kind to acquire (through purchase, conversion or otherwise) shares of the Corporation’s authorized but unissued capital stock (or issued but not outstanding capital stock).~~

~~(xiii) “Transfer” means, with respect to a share of Class B Common Stock, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise; provided that the following shall not be considered a “Transfer”: (v) the granting of a revocable proxy to officers or directors or agents of the Corporation with the approval and at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders; (w) entering into a voting trust, agreement or arrangement (with or without granting a proxy) (I) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of this Corporation, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner, or (II) pursuant to a written agreement to which the Corporation is a party; (x) in connection with a Change of Control Transaction that has been approved by the Board of Directors, the entering into a support, voting, tender or similar agreement or arrangement (in each case, with or without the grant of a proxy) that has also been approved by the Board of Directors; (y) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder (or the Founder) continues to exercise Voting Control over such pledged shares and no such Voting Control is exercised by the Person to whom the shares are pledged (other than the Founder if the Founder is the Person to whom the shares are pledged), provided that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” or (z) the fact that, as of the First Effective Time or at any time after the First Effective Time, the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of~~

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~~any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Transfer of such shares of Class B Common Stock (including a Transfer by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or any other court order).~~

~~A Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) an entity that is a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Trust, Permitted IRA, Permitted Entity or Permitted Foundation or if there occurs a Transfer on a cumulative basis, from and after the First Effective Time, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are, as of the First Effective Time, holders of voting securities of any such entity or Parent of such entity, or (ii) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after the Effectiveness Date, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are, as of the First Effective Time, holders of voting securities of any such entity or Parent of such entity.~~

~~(xiv) “Voting Control” means, with the respect to a share of Class B Common Stock, the power (whether directly or indirectly) to vote or direct the voting of an equity interest, interest in a trust or other interest or security by proxy, voting agreement, or otherwise. For this purpose, the Voting Control with respect to shares transferred to and held in a Permitted Trust shall be deemed to be held exclusively by the trustee of such Permitted Trust; provided, however, if there is any individual powerholder who possesses the power to remove and replace the trustee of such Permitted Trust (i) without cause, (ii) for any reason, and (iii) not less often than once in any twelve (12) month period, then the Voting Control of such Permitted Trust’s shares shall be deemed to be held exclusively by such individual powerholder (and not the trustee of such Permitted Trust).~~

B.	PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Certificate of Incorporation (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any Certificate of Designation).

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Section A of Article VI would be amended as follows:

ARTICLE VI

For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:

A. The directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the whole Board. ~~The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders following the filing and effectiveness of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Filing Effective Time”); the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders following the Filing Effective Time; and the initial Class III directors shall serve for a term expiring at the third annual meeting following the Filing Effective Time.~~ At each annual meeting of stockholders of the Corporation ~~beginning with the first annual meeting of stockholders~~ following the filing and effectiveness of this Certificate of Incorporation (the “Filing Effective Time”), the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office. The Board is authorized to assign members of the Board already in office to their respective class. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal in accordance with this Certificate of Incorporation.

Section A of Article IX would be amended as follows:

ARTICLE IX

A. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL. ~~By operation of Section 203(b)(3) of the DGCL, the restrictions on business combinations (as defined in Section 203(c)(3) of the DGCL) under Section 203 of the DGCL shall continue to apply for twelve (12) months after the Filing Effective Time, at which time they shall cease to apply by virtue of the election set forth in the immediately preceding sentence (the “203 Opt-Out Effective Date”). The provisions of Article IX(B)-(D), including the restrictions on business combinations (as defined in Article IX(D)(3) below) set forth in Article IX(B) below, shall not apply before the 203 Opt-Out Effective Date. From and after the 203 Opt-Out Date, the~~The provisions of Article IX(B) – (D) below shall ~~become effective if, and shall~~ continue in effect for so long as~~,~~ the ~~Class A~~ Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act.

Section D of Article IX would be amended as follows:

D. For purposes of this Article IX, references to:

(1) “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(2) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is,

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directly or indirectly, the owner of 20% or more of the voting power thereof; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(3) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

a. any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation subsection (B) of this Article IX is not applicable to the surviving entity;

b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

c. any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (i) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (ii) pursuant to a merger under Section 251(g) of the DGCL; (iii) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (iv) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (v) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (iii) through (v) of this subsection shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

d. any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

e. any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (a) through (d) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(4) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this subsection (D) of Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

C-10	Offerpad Solutions Inc. 2023 Proxy Statement	APPENDIX C

(5) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include ~~(a) any Stockholder Party, any Stockholder Party Direct Transferee, any Stockholder Party Indirect Transferee or any of their respective affiliates or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (b)~~ any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, further, that ~~in the case of clause (b)~~ such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below.

(6) “owner,” including the terms “own,” “owned,” and “ownership” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

a. beneficially owns such stock, directly or indirectly;

b. has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

c. has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of subsection (b) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(7) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(8) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

~~(9) “Stockholder Party” means any Qualified Stockholder of the Corporation.~~

~~(10) “Stockholder Party Direct Transferee” means any person that acquires (other than in a registered public offering) directly from any Stockholder Party or any of its successors or any “group,” or any member of any such group, of which such persons are a party under Rule 13d-5 of the Exchange Act ownership of 15% or more of the then outstanding voting stock of the Corporation.~~

~~(11) “Stockholder Party Indirect Transferee” means any person that acquires (other than in a registered public offering) directly from any Stockholder Party Direct Transferee or any other Stockholder Party Indirect Transferee ownership of 15% or more of the then outstanding voting stock of the Corporation.~~

(~~12~~9) “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall be calculated on the basis of the aggregate number of votes applicable to all outstanding shares of such voting stock, and by allocating to each share of voting stock, that number of votes to which such share is entitled.

APPENDIX C	Offerpad Solutions Inc. 2023 Proxy Statement	C-11

Section A of Article XIII would be amended as follows:

ARTICLE XIII

A. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, in addition to any vote required by applicable law, the following provisions in this Certificate of Incorporation may not be amended, altered, repealed or rescinded, in whole or in part, and no provision inconsistent therewith or herewith may be adopted, without the affirmative vote of the holders of at least two-thirds (66 2/3%) of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Article V, Article VI, Article VII, Article VIII, Article IX, Article X, Article XI, Article XII and this Article XIII~~; provided, however, that, in addition to any other vote required by law or this Certificate of Incorporation, any amendment to this Certificate of Incorporation that (x) increases the voting power of the Class B Common Stock pursuant to Article V, Section A.2 or (y) alters or changes Article V, Section A.7 in a manner that adversely affects the holders of Class A Common Stock shall not be approved, in each case, without the affirmative vote of the holders of at least a majority of the total voting power of all then-outstanding shares of Class A Common Stock of the Corporation entitled to vote thereon, voting as a separate class~~.

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SCAN TO VIEW MATERIALS & VOTE w OFFERPAD SOLUTIONS INC. (OPAD) 2150 E. GERMANN ROAD, SUITE 1 VOTE BY INTERNET CHANDLER, ARIZONA 85286 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 7, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/OPAD2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 7, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V12140-P89204 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY OFFERPAD SOLUTIONS INC. (OPAD) For All Withhold All Except For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the nominee(s), mark “For All Except” and write the following Class II director nominees: number(s) of the nominee(s) on the line below. 1. Election of Directors ! ! ! Nominees: 01) Katie Curnutte 02) Alexander M. Klabin The Board of Directors recommends you vote FOR For Against Abstain Proposals 5a, 5b and 5c. The Board of Directors recommends you vote FOR For Against Abstain 5. Approval of three separate proposals to amend our certificate of incorporation to: Proposal 2. 2. Ratification of the appointment of Deloitte & Touche LLP ! ! ! 5a. Eliminate the authorization of and references to Class B ! ! ! as our independent registered public accounting firm for Common Stock and Class C Common Stock and make the fiscal year ending December 31, 2023. related technical, non-substantive and conforming changes; 5b. Revise the definition of the “Sunset Date” to mean the The Board of Directors recommends you vote FOR For Against Abstain first date on which LL Capital Partners I, L.P. and Roberto ! ! ! Proposal 3. Sella (and their respective affiliates) cease to own, in the aggregate, 17.5% of the outstanding shares of our Class 3. Approval, on an advisory (non-binding) basis, of the ! ! ! A Common Stock; and compensation of the Company’s named executive officers. 5c. Provide that, prior to the Sunset Date, vacancies on the ! ! ! Board may be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, in addition to The Board of Directors recommends you vote FOR For Against Abstain the stockholders. Proposal 4. 4. Approval of amendments to the Company’s certificate of NOTE: To transact such other business as may properly come incorporation to effect a reverse stock split of our Class ! ! ! before the meeting or any adjournments or postponements of A Common Stock and Class B Common Stock at a ratio the Annual Meeting. ranging from any whole number between 1-for-10 and 1-for-60, as determined by our Board of Directors in its discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com. V12141-P89204 OFFERPAD SOLUTIONS INC. (OPAD ) Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders June 8, 2023, 8:00 a.m. PT The undersigned stockholder(s) hereby appoints(s) Brian Bair, Michael Burnett and Benjamin Aronovitch and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse of this proxy card, all of the shares of Class A common stock and/or Class B common stock, as applicable, of Offerpad Solutions Inc. (OPAD ) that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. PT on June 8, 2023, at www.virtualshareholdermeeting.com/OPAD2023, and any continuation, adjournment or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side